                                                                   EXHIBIT 10(o)



                                CREDIT AGREEMENT

                                      among

                               HERMAN MILLER, INC.
                         as a Borrower and as Guarantor

                       CERTAIN OF ITS FOREIGN SUBSIDIARIES
                             as Designated Borrowers

                                 VARIOUS LENDERS

                                NATIONSBANK, N.A.
                             as Administrative Agent

                                    NBD BANK
                              as Syndication Agent

                                       and

                            FIRST UNION NATIONAL BANK
                          THE HUNTINGTON NATIONAL BANK
                                       and
                               WACHOVIA BANK, N.A.
                                  as Co-Agents

                           Dated as of April 16, 1999

                      NATIONSBANC MONTGOMERY SECURITIES LLC
                         Lead Arranger and Book Manager

                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS, ETC.......................................................................................1
         SECTION 1.1 Definitions..................................................................................1
         SECTION 1.2 General.....................................................................................20
         SECTION 1.3 Other Definitions and Provisions............................................................20
         SECTION 1.4 Currency Equivalents Generally..............................................................21
         SECTION 1.5 Introduction of Euro; National Currency Unit Advances; Etc..................................21
ARTICLE II  CREDIT FACILITIES....................................................................................22
         SECTION 2.1 Amount and Terms of Credit..................................................................22
         SECTION 2.2 Procedure for Advances of Revolving Credit Loans............................................23
         SECTION 2.3 Repayment of Loans..........................................................................24
         SECTION 2.4 Revolving Credit Notes......................................................................25
         SECTION 2.5 Competitive Bid Loans and Procedure.........................................................26
         SECTION 2.6 Swingline Loans and Procedure...............................................................29
         SECTION 2.7 Commitment Reductions and Increases.........................................................32
         SECTION 2.8 Termination; Extension Options..............................................................34
         SECTION 2.9  Utilization of Revolving Commitments in Offshore Currencies................................35
         SECTION 2.10 Designated Borrowers.......................................................................36
ARTICLE III  LETTER OF CREDIT FACILITY...........................................................................37
         SECTION 3.1 L/C Commitment..............................................................................37
         SECTION 3.2 Procedure for Issuance of Letters of Credit.................................................38
         SECTION 3.3 Fees and Other Charges......................................................................38
         SECTION 3.4 L/C Participations..........................................................................39
         SECTION 3.5 Reimbursement Obligation of the Borrowers...................................................40
         SECTION 3.6 Obligations Absolute........................................................................40
         SECTION 3.7 Effect of L/C Application...................................................................41
ARTICLE IV  GENERAL LOAN PROVISIONS..............................................................................41
         SECTION 4.1 Interest....................................................................................41
         SECTION 4.2 Conversion and Continuation of Revolving Credit Loans.......................................43
         SECTION 4.3 Facility Fees...............................................................................44
         SECTION 4.4 Manner of Payment...........................................................................45
         SECTION 4.5 Crediting of Payments and Proceeds..........................................................45
         SECTION 4.6 Adjustments.................................................................................46
         SECTION 4.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the
         Administrative Agent....................................................................................46
         SECTION 4.8 Changed Circumstances.......................................................................47
         SECTION 4.9 Indemnity...................................................................................50
         SECTION 4.10 Capital Requirements.......................................................................51
         SECTION 4.11 Taxes......................................................................................51
ARTICLE V  CLOSING; CONDITIONS OF CLOSING AND BORROWING..........................................................53
         SECTION 5.1 Closing.....................................................................................53
         SECTION 5.2 Conditions to Closing.......................................................................54

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         SECTION 5.3 Conditions to All Extensions of Credit......................................................56
ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES.................................................57
         SECTION 6.1 Representations and Warranties..............................................................57
         SECTION 6.2 Survival of Representations and Warranties, Etc.............................................64
ARTICLE VII  FINANCIAL INFORMATION AND NOTICES...................................................................65
         SECTION 7.1 Financial Statements........................................................................65
         SECTION 7.2 Officer's Compliance Certificate............................................................66
         SECTION 7.3 Accountants'Certificate.....................................................................66
         SECTION 7.4 Other Reports...............................................................................66
         SECTION 7.5 Notice of Litigation and Other Matters......................................................66
         SECTION 7.6 Accuracy of Information.....................................................................67
ARTICLE VIII  AFFIRMATIVE COVENANTS..............................................................................67
         SECTION 8.1 Preservation of Corporate Existence and Related Matters.....................................68
         SECTION 8.2 Maintenance of Property.....................................................................68
         SECTION 8.3 Insurance...................................................................................68
         SECTION 8.4 Accounting Methods and Financial Records....................................................68
         SECTION 8.5 Payment and Performance of Obligations......................................................68
         SECTION 8.6 Compliance With Laws and Approvals..........................................................69
         SECTION 8.7 Environmental Laws..........................................................................69
         SECTION 8.8 Compliance with ERISA.......................................................................69
         SECTION 8.9 Conduct of Business.........................................................................70
         SECTION 8.10 Visits and Inspections.....................................................................70
         SECTION 8.11 Use of Proceeds............................................................................70
         SECTION 8.12 Year 2000 Compatibility....................................................................70
ARTICLE IX  NEGATIVE COVENANTS...................................................................................70
         SECTION 9.1 Financial Covenants.........................................................................71
         SECTION 9.2 Limitations on Liens........................................................................71
         SECTION 9.3 Limitations on Mergers and Liquidation......................................................72
         SECTION 9.4 Limitations on Sale or Transfer of Assets...................................................72
         SECTION 9.5 Prohibitions on Limitations on Dividends and Distributions..................................73
         SECTION 9.6 Transactions with Affiliates................................................................73
         SECTION 9.7 Certain Accounting Changes..................................................................73
         SECTION 9.8 Amendments; Payments and Prepayments of Subordinated Debt...................................74
         SECTION 9.9 Sale Leaseback Transactions.................................................................74
ARTICLE X  GUARANTY OF THE COMPANY...............................................................................74
         SECTION 10.1 Guaranty of Payment........................................................................74
         SECTION 10.2 Obligations Unconditional..................................................................74
         SECTION 10.3 Modifications..............................................................................75
         SECTION 10.4 Waiver of Rights...........................................................................76
         SECTION 10.5 Reinstatement..............................................................................76
         SECTION 10.6 Remedies...................................................................................76
         SECTION 10.7 Limitation of Guaranty.....................................................................76
ARTICLE XI  DEFAULT AND REMEDIES.................................................................................77
         SECTION 11.1 Events of Default..........................................................................77
         SECTION 11.2 Remedies...................................................................................80
         SECTION 11.3 Rights and Remedies Cumulative; Non-Waiver; etc............................................81

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ARTICLE XII  THE ADMINISTRATIVE AGENT............................................................................81
         SECTION 12.1 Appointment................................................................................81
         SECTION 12.2 Delegation of Duties.......................................................................82
         SECTION 12.3 Exculpatory Provisions.....................................................................82
         SECTION 12.4 Reliance by the Administrative Agent.......................................................82
         SECTION 12.5 Notice of Default..........................................................................83
         SECTION 12.6 Non-Reliance on the Administrative Agent and Other Lenders.................................83
         SECTION 12.7 Indemnification............................................................................84
         SECTION 12.8 The Administrative Agent in Its Individual Capacity........................................84
         SECTION 12.9 Resignation of the Administrative Agent;  Successor Administrative Agent...................84
         SECTION 12.10 Co-Agents.................................................................................85
ARTICLE XIII  MISCELLANEOUS......................................................................................85
         SECTION 13.1 Notices....................................................................................85
         SECTION 13.2 Expenses, Indemnity........................................................................86
         SECTION 13.3 Set-off....................................................................................87
         SECTION 13.4 Governing Law..............................................................................87
         SECTION 13.5 Consent to Jurisdiction....................................................................87
         SECTION 13.6 Waiver of Jury Trial.......................................................................88
         SECTION 13.7 Reversal of Payments.......................................................................88
         SECTION 13.8 Judgment Currency..........................................................................88
         SECTION 13.9 Accounting Matters.........................................................................89
         SECTION 13.10 Successors and Assigns; Participations; Confidentiality...................................89
         SECTION 13.11 Amendments, Waivers and Consents..........................................................93
         SECTION 13.12 Performance of Duties.....................................................................93
         SECTION 13.13 All Powers Coupled with Interest..........................................................93
         SECTION 13.14 Several Obligations of the Borrowers......................................................94
         SECTION 13.15 Subordination of Company's Claims Against the Designated Borrowers........................94
         SECTION 13.16 Survival of Indemnities...................................................................94
         SECTION 13.17 Titles and Captions.......................................................................94
         SECTION 13.18 Severability of Provisions................................................................94
         SECTION 13.19 Counterparts..............................................................................94
         SECTION 13.20 Term of Agreement.........................................................................95
         SECTION 13.21 Inconsistencies with Other Documents; Independent Effect of Covenants.....................95

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                                      iii

         CREDIT AGREEMENT dated as of April 16, 1999 among HERMAN MILLER, INC., a Michigan corporation (the "Company"), certain of the Company's Foreign Subsidiaries from time to time party hereto (each a "Designated Borrower," and together with the Company, the "Credit Parties," and each, a "Credit Party"), the Lenders from time to time party hereto, NATIONSBANK, N.A., as Administrative Agent, NBD BANK, as Syndication Agent and FIRST UNION NATIONAL BANK, THE HUNTINGTON NATIONAL BANK and WACHOVIA BANK, N.A., as Co-Agents (all capitalized terms used herein and defined in Section 1.1 are used herein as therein defined).


                              STATEMENT OF PURPOSE


         WHEREAS, the Credit Parties wish to establish with the Lenders credit facilities providing for revolving loans and letters of credit of, initially, up to $300,000,000 in the aggregate maximum principal amount at any time outstanding, with the option to increase such facilities to up to $400,000,000 in the aggregate maximum principal amount at any time outstanding, and the Lenders and the Administrative Agent are willing to establish such credit facilities on the terms and conditions set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                    ARTICLE I

                                DEFINITIONS, ETC.

         SECTION 1.1       DEFINITIONS.

         The following terms when used in this Agreement shall have the meanings assigned to them below:

         "364 Day Facility" means the short term revolving credit facility established pursuant to Section 2.1 hereof.

         "364 Day Facility Commitment" means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans under the 364 Day Facility for the accounts of the Borrowers in an aggregate principal Dollar Equivalent amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto, as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate 364 Day Facility Commitment of all Lenders to make Revolving Credit Loans under the 364 Day Facility, as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof.

The 364 Day Facility Commitment of all Lenders on the Closing Date shall be One Hundred and Fifty Million Dollars ($150,000,000).

         "364 Day Facility Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the 364 Day Facility Commitment of such Lender to (b) the aggregate 364 Day Facility Commitment of all of the Lenders.

         "364 Day Facility Fee" shall have the meaning assigned thereto in
Section 4.3(a).

         "364 Day Facility Specified Maturity Date" means April 15, 2000 or such later date as determined pursuant to Section 2.8(c).

         "364 Day Facility Termination Date" means the earliest of the dates referred to in Section 2.8(a).

         "Administrative Agent" means NationsBank in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 12.9.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of any power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Revolving Credit Commitment" means (a) as to any Lender, the aggregate of such Lender's 364 Day Facility Commitment and Five Year Facility Commitment, as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate 364 Day Facility Commitment and Five Year Facility Commitment of all Lenders, as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof. The Aggregate Revolving Credit Commitment of all Lenders on the Closing Date shall be Three Hundred Million Dollars ($300,000,000).

         "Aggregate Revolving Credit Commitment Percentage" means, as to any Lender at any time, the ratio of (a) such Lender's Aggregate Revolving Credit Commitment to (b) the Aggregate Revolving Credit Commitment of all of the Lenders.

         "Agreed Alternative Currency" shall have the meaning assigned thereto in Section 2.9(e).

         "Agreement" means this Credit Agreement, as amended, restated, supplemented or otherwise modified.

         "Applicable Currency" means, as to any particular Revolving Credit Loan, Competitive Bid Loan or payment, Dollars or the Offshore Currency in which such Loan or payment is denominated or is payable.

         "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Percentage" means, for purposes of calculating (a) the interest rate applicable to Offshore Rate Loans for purposes of Section 4.1(a);
(b) the L/C Fee for purposes of Section 3.3(a); (c) the Facility Fees for purposes of Section 4.3; or (d) the Utilization Fee for purposes of Section 4.1(f), the rate set forth below opposite the applicable Leverage Ratio then in effect:

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----------------------------------------------------------------------------------------------------------------
                                                       Offshore
                                                        Rate
                              Offshore                  Loans                 All-In                  All-In
                                Rate                   under the                Cost                   Cost
                                Loans      Facility    Five Year   Facility     Both                   Both
                              under the    Fee for     Facility     Fee for  Facilities              Facilities
Pricing                        364 Day     364 Day     and L/C     Five Year  at < 50%   Utilization  at > 50%
 Level      Leverage Ratio     Facility    Facility      Fee       Facility    Usage        Fee        Usage
----------------------------------------------------------------------------------------------------------------
    I      <  0.25 to 1.0       0.300%      0.075%      0.250%      0.125%     0.375%      0.125%      0.500%
           -
----------------------------------------------------------------------------------------------------------------
    II     > 0.25 to 1.0 but    0.400%      0.100%      0.350%      0.150%     0.500%      0.125%      0.625%
           <  1.00 to 1.0
           -
----------------------------------------------------------------------------------------------------------------
   III     > 1.00 to 1.0 but    0.500%      0.125%      0.450%      0.175%     0.625%      0.125%      0.750%
           < 1.75 to 1.0
           -
----------------------------------------------------------------------------------------------------------------
    IV     > 1.75 to 1.0 but    0.600%      0.150%      0.550%      0.200%     0.750%      0.125%      0.875%
           < 2.50 to 1.0
           -
----------------------------------------------------------------------------------------------------------------
    V      > 2.5 to 1.0         0.800%      0.200%      0.750%      0.250%     1.000%      0.125%      1.125%
----------------------------------------------------------------------------------------------------------------


The Applicable Percentage shall be determined and adjusted quarterly on the date (each a "Rate Determination Date") five (5) Business Days after the date by which the annual or quarterly compliance certificates, as applicable, and related financial statements and information are required in accordance with the provisions of Sections 7.1(a) and (b) and Section 7.2, as appropriate; provided that:

                  (i) the initial Applicable Percentages shall be based on Pricing Level II and shall remain in effect at such Pricing Level until the first Rate Determination Date to occur after the Closing Date, and

                  (ii) in the event an annual or quarterly compliance certificate and related financial statements and information are not delivered timely to the Administrative Agent's Office by the date required by Sections 7.1(a) and (b) and Section 7.2, as appropriate (a "Non-Delivery Event"), the Applicable Percentages shall be based on the applicable Pricing Level set forth below until such time as an appropriate compliance certificate and related financial statements and information are delivered, whereupon the applicable Pricing Level shall be adjusted (retroactive to the immediately preceding Rate Determination Date) based on the information contained in such compliance certificate and related financial statements and information:

                  (A) for the period from the Rate Determination Date occurring immediately following such Non-Delivery Event until the date that is fifteen (15) days following such Non-Delivery Event, the Pricing Level in effect immediately prior to such Rate Determination Date; and

                  (B) thereafter, Pricing Level V.

Each Applicable Percentage shall be effective from a Rate Determination Date until the next such Rate Determination Date. The Administrative Agent shall determine the appropriate Applicable Percentages in the pricing matrix promptly upon receipt of the quarterly or annual compliance certificate and related financial information and shall promptly notify the Company and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentages shall be effective as to existing Extensions of Credit as well as any new Extension of Credit made thereafter.

         "Applicant Borrower" shall have the meaning assigned thereto in Section 2.10(a).

         "Arranger" means NationsBanc Montgomery Securities LLC in its capacity as Lead Arranger and Book Manager for the Credit Facility.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.10(b)(iii).

         "Australian Dollars" means the unit of currency of Australia.

         "Available EMU Currency" means Deutsche Marks, Dutch Guilders, French Francs and Italian Lira.

         "Bankruptcy Event" means any of the events set forth in Section 11.1(i), (j), (k) or (l), or any of those events which with the passage of time, the giving of notice or any other condition, would constitute such an event, in respect of any of the Credit Parties or any of their Material Subsidiaries.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the sum of (i) the Federal Funds Rate plus (ii) 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Loan denominated in Dollars and bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

         "Borrower Joinder Agreement" means a Borrower Joinder Agreement executed by an Applicant Borrower, the Company and the Administrative Agent in substantially the form of Exhibit E, as amended, restated, supplemented or otherwise modified.

         "Borrowers" means, collectively, the Company and the Designated Borrowers; "Borrower" means any one of them.

         "Business Day" shall, with respect to dates for the payment or purchase of any amount denominated in euro or National Currency Units (including without limitation dates for determining LIBOR for such amount), be deemed to mean a TARGET Business Day. The definition of "Business Day" shall, for all other purposes, including without limitation the giving and receiving of notices hereunder for Offshore Currency Loans denominated in euro or National Currency Units, be deemed to mean a TARGET Business Day on which banks are generally open for business in London, Frankfurt, Charlotte, North Carolina and/or in any other principal financial center as the Administrative Agent shall from time to time determine for this purpose.

         "Canadian Dollars" means the unit of currency of Canada.

         "Capital Lease" means, with respect to any Person, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of such Person and its Consolidated Subsidiaries.

         "Change in Control" shall have the meaning assigned thereto in Section 11.1(h).

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 5.1 and Section 5.2 shall be satisfied or waived in all respects.

         "Co-Agents" means First Union National Bank, The Huntington National Bank and Wachovia Bank, N.A. in their capacities as Co-Agents hereunder.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

         "Commitment" means, as to any Lender at any time, such Lender's 364 Day Facility Commitment, Five Year Facility Commitment or Aggregate Revolving Credit Commitment, as the context requires.

         "Commitment Percentage" means, as to any Lender at any time, such Lender's 364 Day Facility Commitment Percentage, Five Year Facility Commitment Percentage or Aggregate Revolving Credit Commitment Percentage, as the context requires.

         "Company" means Herman Miller, Inc., a Michigan corporation.

         "Competitive Bid" means an offer by a Lender to make a Competitive Bid Loan in accordance with Section 2.5.

         "Competitive Bid Loans" means any Loan made pursuant to Section 2.5 and all such Loans collectively as the context requires.

         "Competitive Bid Rate" means the rate of interest per annum expressed in multiples of l/100th of one percent offered with respect to any Competitive Bid Loan offered by the Lender making such Competitive Bid.

         "Competitive Bid Request" means a request by a Borrower for Competitive Bids in accordance with Section 2.5.

         "Consolidated" means, when used with reference to financial statements or financial statement items of a Person and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Consolidated EBITDA" means, for any period, as applied to the Company and its Consolidated Subsidiaries without duplication, the sum of the amounts for such period of: (i) net income, (ii) interest expense, (iii) income tax expense, (iv) depreciation expense and (v) amortization expense, all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, for any period, for the Company and its Consolidated Subsidiaries, all interest expense (whether paid or accrued), including without limitation (a) the amortization of debt discount and premium, (b) the interest component under Capital Leases and synthetic leases and (c) the implied interest component, discount or other similar fees or charges in connection with any asset securitization program, in each case determined on a Consolidated basis in accordance with GAAP.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, are consolidated with those of the Company in its consolidated financial statements as of such date.

         "Consolidated Total Assets" means, as of any date, the assets and properties of the Company and its Consolidated Subsidiaries, determined on a Consolidated basis in accordance with GAAP.

         "Consolidated Total Debt" means, as of any date, all Debt of the Company and its Consolidated Subsidiaries for borrowed money, including without limitation (a) all obligations as lessee under Capital Leases and (b) any Debt incurred in connection with an asset securitization program or otherwise as a result of the sale of accounts receivable, in each case as determined on a Consolidated basis in accordance with GAAP.

         "Credit Facility" means the collective reference to the 364 Day Facility, the Five Year Facility and the L/C Facility or any one of them, as the context requires.

         "Credit Parties" means, collectively, the Company and any Designated Borrowers; "Credit Party" means any one of them.

         "Current SEC Reports" means the most recent report on Form 10-K, or any successor form, and any amendments thereto filed by the Company with the Securities and Exchange Commission (the "Commission") and any reports on Forms 10-Q and/or 8-K, or any successor forms, and any amendments thereto, filed by the Company with the Commission after the date of such report on Form 10-K.

         "Debt" of any Person means at any date, without duplication, the sum of the following calculated in accordance with GAAP: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person,
(e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Debt shall be limited to the greater of (i) the amount of such Debt as to which there is recourse to such Person and (ii) the fair market value of the property which is subject to the Lien, (g) all Support Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person in respect of Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
(k) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) the outstanding attributed principal amount under any asset securitization program and (m) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Debt.

         "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

         "Designated Borrower" means any Applicant Borrower that becomes a Borrower under this Agreement in accordance with the provisions of Section 2.10.

         "Determination Date" shall have the meaning assigned thereto in Section 2.9(a).

         "Deutsche Mark" means the former national currency of the Federal Republic of Germany.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Determination Date provided for in Section 2.9(a).

         "Dutch Guilders" means the former national currency of the Netherlands.

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $l,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender) or an Affiliate of a Lender hereunder, (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Administrative Agent and, provided no Default or Event of Default has occurred and is continuing, the Company.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of a Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of a Borrower or any current or former ERISA Affiliate.

         "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

         "EMU Legislation" means legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the euro.

         "Environmental Laws" means any and all federal, state, local and foreign laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, binding interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "Environmental Permits" shall have the meaning assigned thereto in
Section 6.1(h).

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

         "ERISA Affiliate" means any Person who together with a Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "euro" means the single currency of Participating Member States of the European Community.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City and to which the Administrative Agent or any Lender is then subject.

         "European Community" means those European countries that are signatories to the Treaty on European Union.

         "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Five Year Facility Commitment Percentage of the L/C Obligations then outstanding, (c) the aggregate principal amount of all Competitive Bid Loans made by such Lender then outstanding and (d) the aggregate principal amount of all Swingline Loans made by such Lender then outstanding. "Extension of Credit" means, as to any Lender
(a) any component of such Lender's Extensions of Credit or (b) the making of, or participation in, a Loan by such Lender or the issuance or extension of, or participation in, a Letter of Credit by such Lender, as the context may require.

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "Fiscal Year" means the fiscal year of the Company and its Subsidiaries ending on or about May 30.

         "Five Year Facility" means the multi-year revolving credit facility established pursuant to Section 2.1 hereof.

         "Five Year Facility Commitment" means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans under the Five Year Facility for the accounts of the Borrowers in an aggregate principal Dollar Equivalent amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate Five Year Facility Commitment of all Lenders to make Revolving Credit Loans under the Five Year Facility, as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof. The Five Year Facility Commitment of all Lenders on the Closing Date shall be One Hundred and Fifty Million Dollars ($150,000,000).

         "Five Year Facility Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Five Year Facility Commitment of such Lender to (b) the aggregate Five Year Facility Commitment of all of the Lenders.

         "Five Year Facility Fee" shall have the meaning assigned thereto in
Section 4.3(b).

         "Five Year Facility Specified Maturity Date" means April 16, 2004 or such later date as determined pursuant to Section 2.8(d).

         "Five Year Facility Termination Date" means the earliest of the dates referred to in Section 2.8(b).

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by a Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of such Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

         "Foreign Subsidiary" means each Subsidiary of the Company that is not incorporated under the laws of the United States or any State or territory thereof.

         "French Francs" means the former national currency of the Republic of France.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis throughout the period indicated.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranteed Obligations" means, without duplication, all of the obligations of the Designated Borrowers to the Lenders and the Administrative Agent, whenever arising, under this Agreement, the Borrower Joinder Agreements and the Notes (including, but not limited to, obligations with respect to principal, interest and fees).

         "Hazardous Materials" means any substances or materials (a) which are or become regulated or defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or forward rate agreement, foreign currency agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified from time to time.

         "Interest Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending as of such day.

         "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

         "Irrevocable Conversion Rate" with respect to any Available EMU Currency, means the rate adopted and irrevocably fixed by the European Council (in accordance with Article 109l(4) of the Treaty on European Union) on December 31, 1998 as the official exchange rate at which National Currency Units of such Available EMU Currency shall be converted into euro, and euro shall be converted into National Currency Units of such Available EMU Currency.

         "Issuing Lender" means NBD Bank in its capacity as issuer of any Letter of Credit, and any other Lender mutually acceptable and on terms satisfactory to the Company and the Administrative Agent.

         "Italian Lira" means the former national currency of Italy.

         "Japanese Yen" means the unit of currency of Japan.

         "L/C Application" means an application, in the form specified by any Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.

         "L/C Commitment" means Ten Million Dollars ($10,000,000).

         "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

         "L/C Fee" shall have the meaning assigned thereto in Section 3.3(a).

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants" means the collective reference to all the Lenders having a Five Year Facility Commitment other than the applicable Issuing Lender.

         "Lender" means each Person executing this Agreement as a Lender as set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10(b), other than any party hereto that ceases to be a party hereto pursuant to any Assignment and Acceptance.

         "Lender Default" means (a) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Mandatory Borrowing or (b) a Lender having notified in writing the Borrowers and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.6(b), in the case of either clause (a) or (b) as a result of any takeover or control of such Lender by any Governmental Authority.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Aggregate Revolving Credit Commitment Percentage of the Revolving Credit Loans.

         "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.

         "Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending as of such day.

         "LIBOR" means, for any Offshore Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3740 or 3750, as applicable (or any successor or equivalent page), as the London interbank offered rate for deposits in the Applicable Currency and in the approximate amount of the Loan to be made or continued as, or converted into, such Offshore Rate Loan at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3740 or 3750, as applicable, the relevant rate shall be the arithmetic mean of all such rates. If for any reason such rate is not available, the term "LIBOR" shall mean, for any Offshore Rate Loan for any Interest Period therefor,

                  (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in the Applicable Currency and in the approximate amount of the Loan to be made or continued as, or converted into, such Offshore Rate Loan at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the relevant rate shall be the arithmetic mean of all such rates, or

                  (b) if no rate is available on the Reuters Screen LIBO page, then the rate determined by the Administrative Agent at which the Applicable Currency in the approximate amount of the Loan to be made or continued as, or converted into, such Offshore Rate Loan is offered by leading banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period (rounded upwards, if necessary, to the nearest 1/100th of 1%).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan Documents" means, collectively, this Agreement, the Notes, the L/C Applications, any Borrower Joinder Agreement and each other document, instrument and agreement executed and delivered by any Credit Party, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

         "Loans" means the collective reference to the Revolving Credit Loans, the Competitive Bid Loans and the Swingline Loans; "Loan" means any one of such Loans.

         "Mandatory Borrowing" shall have the meaning assigned thereto in
Section 2.6(b).

         "Material Adverse Effect" means any of (a) a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or financial prospects of the Credit Parties and their Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any such Credit Party to perform its obligations under the Loan Documents, in each case to which it is a party, or (c) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Loan Document.

         "Material Subsidiary" means a Subsidiary which is material to the business, assets, liabilities (actual or contingent), operations or financial condition of a Person and its Subsidiaries taken as a whole, including, without limitation, a Subsidiary whose principal assets are one or more Material Subsidiaries.

         "MLA Cost" means an addition to the interest rate on a Revolving Credit Loan to compensate any Lender for the cost imputed to a Lender in respect of any Revolving Credit Loan made in an Offshore Currency during the term of such Loan resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the "Act") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing cash ratio deposits or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Revolving Credit Loan made in such Offshore Currency, as determined in accordance with Schedule 4.1(f).

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Borrower or any ERISA Affiliate is making, has made, is accruing or has accrued an obligation to make, contributions within the preceding six years.

         "National Currency Unit" means a fraction or multiple of one euro expressed in units of an Available EMU Currency. Offshore Currency Loans requested to be denominated in National Currency Units shall be available only in accordance with Section 1.5.

         "NationsBank" means NationsBank, N.A., a national banking association, and its successors.

         "NBD Bank" means NBD Bank, a Michigan banking corporation, and its successors, together with any of its affiliates and branches.

         "Notes" means the collective reference to the Revolving Credit Notes; "Note" means any one of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.2(b).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

         "Notice of Prepayment" shall have the meaning assigned thereto in
Section 2.3(c).

         "Notice of Revolving Credit Borrowing" shall have the meaning assigned thereto in Section 2.2(a).

         "Notice of Swingline Borrowing" shall have the meaning assigned thereto in Section 2.6(d).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all payment and other obligations owing by the Credit Parties to any Lender or Affiliate of a Lender or the Administrative Agent under any Hedging Agreement with any Lender or Affiliate of a Lender (which such Hedging Agreement is permitted hereunder), and (c) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, any Note, or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

         "Offshore Currency" means (a) with respect to Revolving Credit Loans, euro, any National Currency Unit, Sterling, Japanese Yen and any Agreed Alternative Currency determined in accordance with Section 2.9(e) and (b) with respect to Competitive Bid Loans, Canadian Dollars and Australian Dollars.

         "Offshore Currency Loan" means any Offshore Rate Loan or Competitive Bid Loan denominated in an Offshore Currency.

         "Offshore Rate" means, for any Interest Period, with respect to an Offshore Rate Loan, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

         Offshore Rate =               LIBOR
                         -----------------------------------
         .               1.00- Eurodollar Reserve Percentage

The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Offshore Rate Loan" means a Revolving Credit Loan or a Swingline Loan bearing interest at a rate based upon the Offshore Rate as provided in Section 4.1(a) and, if a Revolving Credit Loan, may be an Offshore Currency Loan or a Revolving Credit Loan denominated in Dollars.

         "Operating Lease" shall mean, as to any Person, as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

         "Other Taxes" shall have the meaning assigned thereto in Section
4.11(b).

         "Participating Member State" means each country so described in any EMU Legislation.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and is maintained for the employees of a Borrower or any of its ERISA Affiliates.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Prime Rate" means, at any time, the rate of interest per annum established from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate established by NationsBank as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Prior Bank Commitments" means the Company's committed credit facilities with domestic lenders as of the Closing Date, which consist of those certain revolving credit facilities made available to the Company on February 28, 1997 by (a) NationsBank, N.A. in the amount of $30,000,000, (b) Bank of America Illinois in the amount of $35,000,000 and (c) NBD Bank in the amount of $35,000,000.

         "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

         "Reimbursement Obligation" means the obligation of a Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued at the request of such Borrower.

         "Register" shall have the meaning assigned thereto in Section 13.10(d).

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Pension Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .27 or .28 of PBGC Regulation Section 4043.

         "Required Lenders" means, at any date, any combination of Lenders whose Aggregate Revolving Credit Commitment Percentage equals at least fifty-one percent (51%) of the Aggregate Revolving Credit Commitment or, if the Aggregate Revolving Credit Commitment has been terminated, any combination of Lenders who collectively hold at least fifty-one percent (51%) of the aggregate unpaid principal amount of the Extensions of Credit (excluding the aggregate unpaid principal amount of Competitive Bid Loans); provided that, for purposes of declaring the Loans to be due and payable pursuant to Article XI, and for all purposes after the Loans become due and payable pursuant to Article XI, the outstanding Competitive Bid Loans of the Lenders shall be included in the Lenders' respective Aggregate Revolving Credit Commitment Percentages in determining the Required Lenders.

         "Responsible Officer" means any of the following: the chairman, president, chief executive officer, chief financial officer, treasurer or vice president and corporate controller of a Borrower or any other officer of a Borrower reasonably acceptable to the Administrative Agent.

         "Revolving Credit Loans" means any revolving loan made to a Borrower pursuant to Section 2.2 under the 364 Day Facility or the Five Year Facility, and all such revolving loans collectively as the context requires.

         "Revolving Credit Notes" means the collective reference to the Revolving Credit Notes made by the Borrowers payable to the order of each Lender with a Five Year Facility Commitment or a 364 Day Facility Commitment, substantially in the form of Exhibit A hereto, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

         "SEC Reports" shall have the meaning assigned thereto in Section
6.1(x).

         "Spot Rate" for a currency means the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its foreign exchange trading office at approximately 8:00 a.m. (Charlotte time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

         "Sterling" means the currency of the United Kingdom.

         "Subordinated Debt" means the collective reference to Debt on Schedule 6.1(p) hereof designated as Subordinated Debt and any other Debt of the Credit Parties or any Subsidiary thereof subordinated in right and time of payment to the Obligations and otherwise permitted hereunder.

         "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be Consolidated with those of the parent in the parent's Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Company.

         "Support Obligation" means, with respect to any Person and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Support Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such investment is expected to constitute a permitted investment under Section 9.3.

         "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans under the Five Year Facility for the accounts of the Borrowers in an aggregate principal amount at any time outstanding not to exceed Twenty Million Dollars ($20,000,000).

         "Swingline Lender" means NBD Bank in its capacity as issuer of any Swingline Loan.

         "Swingline Loans" means any revolving loan made pursuant to Section 2.6 and all such loans collectively as the context requires.

         "Swingline Termination Date" means the earlier to occur of (a) the resignation of NBD Bank as Swingline Lender and (b) the Five Year Facility Termination Date.

         "TARGET" means the Trans-European Automated Real-time Gross settlement Express Transfer system.

         "TARGET Business Day" means a day when TARGET is scheduled to be open for business.

         "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

         "Termination Date" means the 364 Day Facility Termination Date or the Five Year Facility Termination Date, as the context requires.

         "Termination Event" means any of the following that result in a Material Adverse Effect: (a) a "Reportable Event" described in Section 4043 of ERISA, or (b) the withdrawal of a Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or to seek the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer any Pension Plan, or (f) the partial or complete withdrawal of a Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA or (j) the withdrawal or partial withdrawal of any Credit Party or ERISA Affiliate from a Multiemployer Plan.

         "Transition Period" means the period established by EMU Legislation, beginning on January 1, 1999 and ending on the Transition Period Cutoff Date, during which sums of money in the Participating Member States may be denominated in either euro or National Currency Units.

         "Transition Period Cutoff Date" shall mean December 31, 2001, or such other date as may be established by EMU Legislation.

         "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1,
1993), as amended from time to time.

         "UCC" means, with respect to any Letter of Credit, the Uniform Commercial Code as in effect in the State in which the corporate headquarters of the relevant Issuing Lender is located or such other jurisdiction as is acceptable to the relevant Issuing Lender, as amended, restated or otherwise modified from time to time.

         "Unfunded Current Liability" of any Pension Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Pension Plan as of the close of its most recent year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No 87, exceeds the sum of (a) the market value of the assets allocable thereto and (b) $100,000.

         "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

         "United States" means the United States of America.

         "Utilization Fee" means a per annum rate equal to the Applicable Percentage for Utilization Fee.

         "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by any Credit Party and/or one or more of its Wholly-Owned Subsidiaries.

         "Year 2000 Problem" shall have the meaning assigned thereto in Section 5.2(h)(ii).

         SECTION 1.2       GENERAL.

         Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Any reference herein to "Charlotte time," "Chicago time" or "London time" shall refer to the applicable time of day in Charlotte, North Carolina, Chicago, Illinois or London, England, as applicable.

         SECTION 1.3       OTHER DEFINITIONS AND PROVISIONS.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings provided herein when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         SECTION 1.4       CURRENCY EQUIVALENTS GENERALLY.

         For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

         SECTION 1.5       INTRODUCTION OF EURO; NATIONAL CURRENCY UNIT
                           ADVANCES; ETC.

         (a)    National Currency Unit Advances. Prior to the Transition
Period Cutoff Date, and upon request by a Borrower in accordance with Section 2.2(a), Revolving Credit Loans that are Offshore Currency Loans may be funded and maintained in National Currency Units of the Available EMU Currency designated by such Borrower in its Notice of Revolving Credit Borrowing. Repayments of Offshore Currency Loans that were funded in National Currency Units pursuant to this Section shall be made in such National Currency Units; provided, however, that any Offshore Currency Loan that is (i) denominated in National Currency Units and (ii) outstanding as of the Transition Period Cutoff Date shall be automatically redenominated into euro as of the close of business on such date at the applicable Irrevocable Conversion Rate; and provided further that repayments of all such Offshore Currency Loans made after the Transition Period Cutoff Date shall be denominated in euro. After the Transition Period Cutoff Date, Offshore Currency Loans shall no longer be funded in National Currency Units.

         (b) Conversions to Euro. For the avoidance of doubt, the parties hereto affirm and agree that neither the fixation of the conversion rate of an Available EMU Currency against the euro as a single currency, in accordance with the Treaty on European Union, nor the conversion of any Obligations under the Loan Documents from an Available EMU Currency, or National Currency Units, into euro, shall require the early termination of this Agreement or the prepayment of any amount due under the Loan Documents or create any liability of one party to another party for any direct or consequential loss arising from any of such events.

         (c) Currency Translations; Rounding. Any translation from one currency or currency unit to another shall be at the rate specified herein or, if not so specified, then at the official rate of exchange legally recognized by the central bank of the country issuing such currency for the conversion of that currency or currency unit into the other. Any such translation shall be rounded up or down by the Administrative Agent acting in accordance with any Applicable Law on rounding or, if there is no such law, acting reasonably in accordance with its market practice.

         (d) Changes in Currency. If a change in any currency of a country occurs, this Agreement will be amended to the extent the Administrative Agent (acting reasonably) specifies to be necessary to reflect the change in currency and to put the parties hereto in the same position, as far as possible, that they would have been in if no change in currency had occurred; provided that any such amendments will not adversely affect the Lenders.

                                   ARTICLE II

                                CREDIT FACILITIES

         SECTION 2.1       AMOUNT AND TERMS OF CREDIT.

         (a) Description of Facilities. Upon the terms and subject to the conditions set forth in this Agreement: (i) the Lenders hereby grant to the Borrowers a short term revolving credit facility (the "364 Day Facility") and a multi-year revolving credit facility (the "Five Year Facility") pursuant to which each Lender severally agrees to make Revolving Credit Loans to the respective Borrowers in Dollars and Offshore Currencies in accordance with
Section 2.2 and the Swingline Lender agrees to make Swingline Loans to the respective Borrowers in Dollars in accordance with Section 2.6 and (ii) the parties hereto agree that each Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the respective Borrowers in Dollars, Canadian Dollars or Australian Dollars in accordance with Section 2.5; provided that (A) the aggregate principal Dollar Equivalent amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) made under the 364 Day Facility shall not exceed the 364 Day Facility Commitment less the aggregate principal Dollar Equivalent amount of all outstanding Competitive Bid Loans made under the 364 Day Facility; and the principal Dollar Equivalent amount of outstanding Revolving Credit Loans made under the 364 Day Facility by any Lender shall not at any time exceed such Lender's 364 Day Facility Commitment; and (B) the aggregate principal Dollar Equivalent amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) made under the Five Year Facility plus the aggregate principal amount of all outstanding Swingline Loans made under the Five Year Facility (after giving effect to the amount of any Swingline Loans requested under the Five Year Facility and exclusive of Swingline Loans made under the Five Year Facility which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Credit Loans under the Five Year Facility) shall not exceed the Five Year Facility Commitment less the sum of (x) all outstanding L/C Obligations plus (y) the aggregate principal Dollar Equivalent amount of all outstanding Competitive Bid Loans made under the Five Year Facility; and the principal Dollar Equivalent amount of outstanding Revolving Credit Loans made under the Five Year Facility by any Lender shall not at any time exceed such Lender's Five Year Facility Commitment. Each Revolving Credit Loan made by a Lender under the 364 Day Facility or the Five Year Facility shall be in a principal Dollar Equivalent amount equal to such Lender's Commitment Percentage of the aggregate principal Dollar Equivalent amount of Revolving Credit Loans requested under such facility on such occasion.

         (b) Application of Facilities. The Credit Facility established hereby shall be used by the Borrowers and their respective Subsidiaries to:

                  (i) refinance existing Debt of the Company and its Subsidiaries, including without limitation, Debt outstanding under the Prior Bank Commitments;

                  (ii) finance share repurchases and friendly acquisitions by the Company; and

                  (iii) finance the working capital, capital expenditures and general corporate purposes of the Borrowers and their respective Subsidiaries;

and, accordingly, the Borrowers shall apply all amounts raised by them hereunder in or towards satisfaction of such purposes and neither the Administrative Agent and the Lenders nor any of them shall be obliged to concern themselves with such application.

         SECTION 2.2       PROCEDURE FOR ADVANCES OF REVOLVING CREDIT LOANS.

         (a) Requests for Revolving Credit Loans. A Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B-1 (a "Notice of Revolving Credit Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan,
(ii) at least three (3) Business Days before each Offshore Rate Loan denominated in Dollars, and (iii) at least four (4) Business Days before each Offshore Currency Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) whether such Revolving Credit Loan is to be made under the 364 Day Facility or the Five Year Facility, (C) the amount of such borrowing, which shall be in an amount equal to the unused amount of the 364 Day Facility Commitment or the Five Year Facility Commitment, as applicable, or if less, (x) with respect to Base Rate Loans, in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (y) with respect to Offshore Rate Loans denominated in Dollars, in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Offshore Rate Loans denominated in an Offshore Currency, in an aggregate principal amount of a whole multiple of 1,000,000 units of such Offshore Currency in excess of an amount of such Offshore Currency having a Dollar Equivalent of $5,000,000; (D) whether such Revolving Credit Loan is to be an Offshore Rate Loan or Base Rate Loan and (E) in the case of an Offshore Rate Loan, the duration of the Interest Period applicable thereto and the Applicable Currency. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Revolving Credit Borrowing. The Dollar Equivalent amount of an Offshore Currency Loan will be determined by the Administrative Agent for such Offshore Currency Loan on the Determination Date therefor in accordance with Section 2.9(a).

         (b) Disbursement of Revolving Credit Loans. Each Lender will make available to the Administrative Agent, for the accounts of the respective Borrowers, at the Administrative Agent's Office in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date (i) in the case of a Revolving Credit Loan denominated in Dollars, no later than 2:00 p.m. (Charlotte time) on the proposed borrowing date and (ii) in the case of a Revolving Credit Loan that is an Offshore Currency Loan, by such time as the Administrative Agent may determine to be necessary for such funds to be credited on such date in accordance with normal banking practices in the place of payment. Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested by such Borrower pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of such Borrower identified in the most recent notice of account designation, substantially in the form of Exhibit C hereto (a "Notice of Account Designation"), delivered by such Borrower to the

Administrative Agent or as may be otherwise agreed upon by such Borrower and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.2 for which any Lender is responsible to the extent that such Lender has not made available to the Administrative Agent its Commitment Percentage of such Revolving Credit Loan.

         SECTION 2.3       REPAYMENT OF LOANS.

         (a) Repayment on Termination Date. Each Borrower agrees to repay the outstanding principal amount of all Loans made to it under the 364 Day Facility in full on the 364 Day Facility Termination Date, with all accrued but unpaid interest thereon. Each Borrower agrees to repay the outstanding principal amount of all Loans made to it under, and its Reimbursement Obligation under, the Five Year Facility in full on the Five Year Facility Termination Date, with all accrued but unpaid interest thereon.

         (b)    Mandatory Repayment of Loans.

                (i) If at any time (A) the sum of the outstanding principal Dollar Equivalent amount of all Loans made under the 364 Day Facility exceeds the 364 Day Facility Commitment of all Lenders or (B) the sum of the outstanding principal Dollar Equivalent amount of all Loans made under the Five Year Facility and all outstanding L/C Obligations exceeds the Five Year Facility Commitment of all Lenders, in each case other than solely as a result of a change in applicable rates of exchange between Dollars and Offshore Currencies, the Borrowers agree to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Revolving Credit Loans, Swingline Loans, L/C Obligations or Competitive Bid Loans and/or furnish cash collateral reasonably satisfactory to the Administrative Agent, in an amount equal to such excess. Such cash collateral shall be applied in accordance with Section 11.2(b).

                (ii) If on any Determination Date, the Administrative Agent shall have determined that the aggregate principal Dollar Equivalent amount of all Loans and L/C Obligations then outstanding exceeds the Aggregate Revolving Credit Commitment by more than $500,000 due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Administrative Agent shall give notice to the Borrowers that a prepayment is required under this Section 2.3(b)(ii) and the Borrowers agree thereupon to make prepayments of Loans within two (2) Business Days after receipt of such notice such that, after giving effect to such prepayments, the aggregate Dollar Equivalent amount of all Loans and L/C Obligations then outstanding does not exceed the Aggregate Revolving Credit Commitment.

                (iii) Notwithstanding anything to the contrary in Section 2.3(b)(ii), the mandatory repayment described in such Section of any Offshore Rate Loans may be delayed until the last day of the Interest Period applicable to such Offshore Rate Loans; provided, that if the Borrowers so delay repayment of Offshore Rate Loans, the

         Borrowers shall deposit or cause to be deposited, on the day repayment would have otherwise been required, in a cash collateral account opened by the Administrative Agent, an amount equal to the aggregate principal amount of such delayed mandatory repayment of Offshore Rate Loans and any accrued but unpaid interest thereon. Any repayment of such Offshore Rate Loans other than on the last day of the Interest Period applicable thereto shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (c) Optional Repayments. Each Borrower may at any time and from time to time repay the Revolving Credit Loans or Swingline Loans made to it, in whole or in part, upon at least three (3) Business Days irrevocable notice to the Administrative Agent with respect to Offshore Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, in the form attached hereto as Exhibit D (a "Notice of Prepayment") specifying the date and amount of repayment; whether the repayment is of Revolving Credit Loans or Swingline Loans and whether such loans were made under the 364 Day Facility or the Five Year Facility, or a combination thereof, and, if a combination, the amount allocable to each; and whether the repayment is of Offshore Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans, $250,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Offshore Rate Loans.

         (d) Limitation on Repayment of Offshore Rate Loans. The Borrowers may not repay any Offshore Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (e)    Limitation on Repayment of Competitive Bid Loans. The
Borrowers may not repay any Competitive Bid Loan on any day other than on the last day of the Interest Period applicable thereto except, and on such terms, as agreed to by the Borrower to which the Competitive Bid Loan was made and the Lender which made such Competitive Bid Loan.

         SECTION 2.4       REVOLVING CREDIT NOTES.

         Each Lender's Revolving Credit Loans and the obligation of each Borrower to repay such Revolving Credit Loans shall be evidenced by separate Revolving Credit Notes executed by each Borrower payable to the order of such Lender. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         SECTION 2.5       COMPETITIVE BID LOANS AND PROCEDURE.

         (a) Subject to the terms and conditions set forth herein, from time to time until the expiration or termination of the Aggregate Revolving Credit Commitment, each Borrower may request Competitive Bids under the 364 Day Facility or the Five Year Facility, and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Bid Loans, which shall be denominated in Dollars, Canadian Dollars or Australian Dollars; provided that
(i) the sum of the aggregate principal Dollar Equivalent amount of outstanding Revolving Credit Loans made under the 364 Day Facility plus the aggregate principal Dollar Equivalent amount of outstanding Competitive Bid Loans made thereunder at any time shall not exceed the 364 Day Facility Commitment and (ii) the sum of the aggregate principal Dollar Equivalent amount of outstanding Revolving Credit Loans and Swingline Loans made under the Five Year Facility plus the aggregate principal Dollar Equivalent amount of outstanding Competitive Bid Loans made thereunder at any time shall not exceed the Five Year Facility Commitment less the sum of all outstanding L/C Obligations. To request Competitive Bids, a Borrower shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m. (Charlotte time) one (1) Business Day before the date of the proposed borrowing; provided that a Competitive Bid Request shall not be made within five (5) Business Days after the date of any previous Competitive Bid Request. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Competitive Bid Request shall specify the following information:

                (i) the aggregate amount of the requested borrowing, which shall be a minimum of $5,000,000 (or the Dollar Equivalent thereof) and an integral multiple of 1,000,000 units of the applicable currency in excess thereof;

                (ii) the date of such borrowing, which shall be a Business Day;

                (iii) the Interest Period to be applicable to such borrowing, which shall be a period contemplated by the definition of the term "Interest Period";

                (iv) whether the borrowing is to be made under the 364 Day Facility or the Five Year Facility); and

                (v) the location and number of the Borrower's account to which funds are to be disbursed.

         Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

         (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to a Borrower in response to a Competitive Bid Request. Such Competitive Bids by a Lender may be for an amount greater than (or less than) such Lender's respective Commitments. Each Competitive Bid by a Lender must be in a form approved by the

Administrative Agent and must be received by the Administrative Agent by telecopy, not later than 9:30 a.m. (Charlotte time) on the proposed date of such borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 (or the Dollar Equivalent thereof) and an integral multiple of 1,000,000 units of the applicable currency in excess thereof and which may equal the entire principal amount of the borrowing requested by the Borrower) of the Competitive Bid Loan or Loans that the applicable Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which such Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

         (c) The Administrative Agent shall promptly notify the Borrower requesting Competitive Bids by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

         (d) Subject only to the provisions of this paragraph, the Borrower requesting Competitive Bids may accept or reject any Competitive Bid. Such Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, not later than 10:30 a.m. (Charlotte time) on the date of the proposed borrowing; provided that
(i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause
(iii) above, such Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 (or the Dollar Equivalent thereof) and an integral multiple of l,000,000 units of the applicable currency in excess thereof; provided further that if a Competitive Bid Loan must be in an amount less than $5,000,000 (or the Dollar Equivalent thereof) because of the provisions of clause (iv) above, such Competitive Bid Loan may be for a minimum of 1,000,000 units of the applicable currency or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) above the amounts shall be rounded to integral multiples of 1,000,000 units of the applicable currency in a manner determined by the Borrower. A notice given by a Borrower pursuant to this paragraph shall be irrevocable.

         (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Bid Loan in respect of which its Competitive Bid has been accepted.

         (f) Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender whose Competitive Bid has been accepted will make available to the Administrative Agent, for the account of the Borrower to whom the Competitive Bid Loan is to be made, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the amount of the Competitive Bid Loan to be made on such borrowing date by such Lender. Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.5 in immediately available funds by crediting or wiring such proceeds to the deposit account of such Borrower identified in its most recent Notice of Account Designation or as may be otherwise agreed upon by such Borrower and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Competitive Bid Loan requested pursuant to this Section 2.5 for which any Lender is responsible to the extent that such Lender has not made available to the Administrative Agent the amount of such Competitive Bid Loan.

         (g) If the entity which is the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower requesting Competitive Bids at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

         (h) While any Competitive Bid Loan made under the 364 Day Facility is outstanding, the 364 Day Facility Commitment of each Lender shall be deemed used for all purposes by an amount equal to its pro rata share (based on its respective 364 Day Facility Commitment Percentage) of the principal Dollar Equivalent amount of such Competitive Bid Loan.

         (i) While any Competitive Bid Loan made under the Five Year Facility is outstanding, the Five Year Facility Commitment of each Lender shall be deemed used for all purposes by an amount equal to its pro rata share (based on its respective Five Year Facility Commitment Percentage) of the principal Dollar Equivalent amount of such Competitive Bid Loan.

         (j) (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Competitive Bid Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                (ii) The entries maintained in the accounts maintained pursuant to paragraph (i) shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the Obligations in accordance with their terms.

                (iii) The Competitive Bid Loans made by each Lender shall be evidenced by such Lender's respective Revolving Credit Notes.

         (k) Each Borrower shall repay the outstanding principal amount of each Competitive Bid Loan made to it in full on the last day of the Interest Period applicable thereto, with all accrued but unpaid interest thereon. Competitive Bid Loans may not be repaid prior to the last day of the applicable Interest Period except in accordance with Section 2.3(b) and (e).

         SECTION 2.6       SWINGLINE LOANS AND PROCEDURE.

         (a) Swingline Commitment. Subject to the terms and conditions set forth herein, from time to time until the Swingline Termination Date, the Swingline Lender agrees to make, under the Five Year Facility, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the respective Borrowers, which Swingline Loans (i) shall be denominated in Dollars, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the sum of the aggregate principal Dollar Equivalent amount of outstanding Revolving Credit Loans made under the Five Year Facility plus the aggregate principal amount of Competitive Bid Loans made thereunder at any time, the Five Year Facility Commitment less the sum of all outstanding L/C Obligations, (iv) shall not exceed in aggregate principal amount at any time outstanding the Swingline Commitment and (v) shall bear interest at a rate mutually agreeable to the Swingline Lender and the applicable Borrower. Notwithstanding anything to the contrary contained in this Section 2.6(a), (x) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrowers to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Commitment Percentage of the outstanding Swingline Loans and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from any Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or (B) of the waiver of such Default or Event of Default by the Required Lenders.

         (b)    Mandatory Borrowings.

                (i) On any Business Day, the Swingline Lender may, in its sole discretion, advise the Administrative Agent to give notice to the Lenders that the Swingline Lender's outstanding Swingline Loans under the Five Year Facility shall be funded with one or more borrowings of Revolving Credit Loans denominated in Dollars (provided that such notice shall be deemed to have been automatically given with respect to outstanding Swingline Loans upon the occurrence of a Default or an Event of Default under Section 11.1(i), (j), (k) or (l)), in which case one or more borrowings of Revolving Credit Loans under the Five Year Facility constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders in accordance with each Lender's Commitment Percentage and the proceeds thereof shall be applied directly by the Administrative Agent to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Credit Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Administrative Agent notwithstanding
         (A) the amount of the Mandatory Borrowing may not comply with the minimum borrowing amount otherwise required hereunder, (B) whether any conditions specified in Section 5.4 are then satisfied, (C) whether a Default or an Event of Default then exists, (D) the date of such Mandatory Borrowing and (E) the amount of the Five Year Facility Commitment or the Aggregate Revolving Credit Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of a Bankruptcy Event with respect to any Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the respective Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans made under the Five Year Facility as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages, provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participations purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Base Rate Loans hereunder for each day thereafter.

                (ii) To the extent amounts received from the Lenders pursuant to
         Section 2.6(b)(i) above are not sufficient to repay in full the outstanding Swingline Loans requested or required to be repaid, the Borrowers agree to pay to the Swingline Lender on demand the amount required to repay such Swingline Loans in full. In addition, each Borrower hereby authorizes the Administrative Agent to charge any account maintained by such Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be repaid. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of a Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages.

         (c) Amount of Each Swingline Borrowing. Each Swingline Loan shall be made in an aggregate principal amount of $500,000 or a whole multiple of $l00,000 in excess thereof.

         (d)    Notice of Borrowing.

                (i) A Borrower shall give the Swingline Lender irrevocable prior written notice (a "Notice of Swingline Borrowing") substantially in the form attached as Exhibit B-2 no later than 1:00 p.m. (Chicago time) (i) on the same Business Day as each Base Rate Loan, (ii) at least three
         (3) Business Days before each Offshore Rate Loan denominated in Dollars or (iii) on such other Business Day as may be mutually agreeable to the Swingline Lender and such Borrower, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an amount equal to the unused amount of the Swingline Commitment or less, (C) whether such Swingline Loan is to be an Offshore Rate Loan denominated in Dollars, a Base Rate Loan or a Swingline Loan bearing interest at an alternative rate mutually agreeable to the Swingline Lender and the applicable Borrower and (D) in the case of an Offshore Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 1:00 p.m. (Chicago time) shall be deemed received on the next Business Day.

                (ii) Mandatory Borrowings shall be made upon the notice specified in Section 2.6(b), with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.6(b).

         (e) Disbursement of Funds. Not later than 2:00 p.m. (Chicago time) on the proposed borrowing date, the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower to whom the Swingline Loan is to be made, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the amount of the Swingline Loan to be made on such borrowing date. In the case of Mandatory Borrowings, no later than 2:00 p.m. (Charlotte time) on the date specified in Section 2.6(b), each Lender will make available to the Administrative Agent, for the account of the respective Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of Mandatory Borrowings to be made on such borrowing date. Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.6 in immediately available funds by crediting or wiring such proceeds to the deposit account of such Borrower identified in the most recent Notice of Account Designation or as may be otherwise agreed upon by such Borrower and the Administrative Agent from time to time or, in the case of Mandatory Borrowings, in the manner specified in
Section 2.6(b)(i). Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Swingline Loan requested pursuant to this Section 2.6 to the extent that the Swingline Lender has not made available to the Administrative Agent the amount of such Swingline Loan.

         (f) Notes. The Swingline Lender's Swingline Loans shall be evidenced by such Lender's respective Revolving Credit Notes.

         (g) Usage Under Five Year Facility Commitments. While any Swingline Loan made under the Five Year Facility is outstanding, the Five Year Facility Commitment of each Lender shall be deemed used for all purposes by an amount equal to its pro rata share (based on its respective Five Year Facility Commitment Percentage) of the principal amount of such Swingline Loan.

         (h) Notice to the Administrative Agent. The Swingline Lender shall promptly give notice to the Administrative Agent of all Swingline Loans made hereunder, and all repayments of such Swingline Loans.

         SECTION 2.7       COMMITMENT REDUCTIONS AND INCREASES.

         (a) Voluntary Reduction. The Borrowers shall have the right at any time and from time to time, upon at least four (4) Business Days' prior written notice to the Administrative Agent, to permanently reduce (except as provided below), without premium or penalty, (i) (A) the entire 364 Day Facility Commitment at any time or (B) portions of the 364 Day Facility Commitment from time to time in an aggregate principal Dollar Equivalent amount not less than $5,000,000 or any whole multiple of $500,000 in excess thereof or (ii) (A) the entire Five Year Facility Commitment at any time or (B) portions of the Five Year Facility Commitment from time to time, in an aggregate principal Dollar Equivalent amount not less than $5,000,000 or any whole multiple of $500,000 in excess thereof.

         (b)    Payments Related to a Voluntary Reduction.

                (i) Each permanent reduction of the 364 Day Facility Commitment made pursuant to this Section 2.7 shall be accompanied, if necessary, by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans made under the 364 Day Facility to the amount of the new 364 Day Facility Commitment after such reduction to the 364 Day Facility Commitment. Any reduction of the 364 Day Facility Commitment to zero (including upon termination of the 364 Day Facility on the 364 Day Facility Termination Date) shall be accompanied by payment of all outstanding Revolving Credit Loans made under the 364 Day Facility and shall result in the termination of the 364 Day Facility Commitment and the 364 Day Facility. If the reduction of the 364 Day Facility Commitment requires the repayment of any Offshore Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof. Notwithstanding anything herein to the contrary, the 364 Day Facility Commitment may not be permanently reduced by such an amount so that after such reduction, the 364 Day Facility Commitment is less than the aggregate amount of all unpaid principal of and interest on outstanding Competitive Bid Loans made under the 364 Day Facility.

                (ii) Each permanent reduction of the Five Year Facility Commitment made pursuant to this Section 2.7 shall be accompanied, if necessary, by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans and Swingline Loans made under the Five Year Facility and L/C Obligations, as applicable, to the amount of the new Five Year Facility Commitment after such reduction to the Five Year Facility Commitment and, if the Five Year Facility Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the amount by which the aggregate then undrawn and unexpired amount of such Letters of Credit exceeds the Five Year Facility Commitment as so reduced. Such cash collateral shall be applied in accordance with Section 11.2(b). Any reduction of the Five Year Facility Commitment to zero (including upon termination of the Five Year Facility on the Five Year Facility Termination Date) shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans made under the Five Year Facility (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Five Year Facility Commitment and the Five Year Facility. If the reduction of the Five Year Facility Commitment requires the repayment of any Offshore Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section
         4.9 hereof. Notwithstanding anything herein to the contrary, the Five Year Facility Commitment may not be permanently reduced by such an amount so that after such reduction, the Five Year Facility Commitment is less than the aggregate amount of all unpaid principal of and interest on outstanding Competitive Bid Loans made under the Five Year Facility.

         (c) Commitment Increases. Subject to the terms and conditions set forth herein, upon 30 days' advance written notice to the Administrative Agent, the Company shall have the right, at any time and from time to time from the Closing Date until the termination of the Aggregate Revolving Credit Commitment (but no more than once a year, with each year for purposes hereof being deemed to begin at Closing or an anniversary thereof), to increase the Aggregate Revolving Credit Commitment to up to $400,000,000; provided that (i) the 364 Day Facility Commitment and the Five Year Facility Commitment shall be increased on a pro rata basis, (ii) any such increase shall be in a minimum principal amount of $15,000,000 and an integral multiple of $5,000,000 in excess thereof, (iii) if any Revolving Credit Loans are outstanding under a Credit Facility at the time of any such increase, the Company shall make such payments and adjustments on such Revolving Credit Loans (including payment of any break-funding amount owing under Section 4.9) as are necessary to give effect to the revised commitment percentages and commitment amounts of the Lenders and (iv) the conditions to an Extension of Credit in Sections 5.2 shall be satisfied after giving effect to any such increase. An increase in the Credit Facility hereunder shall be subject to satisfaction of the following: (A) the amount of such increase shall be offered first to the existing Lenders, (B) each existing Lender shall have the right, but not the obligation, to commit to all or a portion of the proposed increase to the respective Credit Facilities on a pro rata basis (based on its then existing Commitments), (C) in the event the additional commitments which such existing Lenders are willing to take shall exceed the amount requested by the Company, then additional commitments shall be allocated in proportion to the commitments of such existing Lenders willing to take additional commitments and
(D) if the amount of the additional commitments requested by the Company shall exceed the additional commitments which the existing Lenders under such facility are willing to take, then the Company may invite other commercial banks and financial institutions reasonably acceptable to the Administrative Agent to join this Agreement as Lenders hereunder for the portion of commitments not taken by such existing Lenders, provided that (i) the minimum commitment of each such institution equals or exceeds the smallest Commitment of an existing Lender prior to the increase to the Credit Facility and (ii) such institutions shall enter into such joinder agreements to give effect thereto as the Administrative Agent and/or the Company may reasonably request. In connection with any increase in, or new, Commitments pursuant to this Section, Schedule 1.1(a) hereto shall be revised to reflect the modified commitment percentages and commitments of the Lenders.

         SECTION 2.8       TERMINATION; EXTENSION OPTIONS.

         (a) Termination of 364 Day Facility. The 364 Day Facility shall terminate on the earliest of (a) the 364 Day Facility Specified Maturity Date,
(b) the date of termination of the 364 Day Facility Commitment by the Company pursuant to Section 2.7(a), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

         (b) Termination of Five Year Facility. The Five Year Facility shall terminate on the earliest of (a) the Five Year Facility Specified Maturity Date, (b) the date of termination of the Five Year Facility Commitment by the Company pursuant to Section 2.7(a), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

         (c)    364 Day Facility Extension Option. Not earlier than the date
60 days prior to, nor later than the date 30 days prior to, the 364 Day Facility Specified Maturity Date then in effect, the Company may deliver to the Administrative Agent (which shall promptly transmit to each Lender) a notice requesting that the 364 Day Facility Specified Maturity Date be extended for an additional 364 day period. Within 15 days after its receipt of any such notice, each Lender shall notify the Administrative Agent of its willingness or unwillingness to so extend its 364 Day Facility Commitment. Any Lender that shall fail to so notify the Administrative Agent within such period shall be deemed to have declined to extend its 364 Day Facility Commitment. If Lenders holding a majority in amount of the aggregate 364 Day Facility Commitment (as of the date such 15-day notice period expires) agree to extend their 364 Day Facility Commitments, the Administrative Agent shall so notify the Company and each Lender that shall have consented to such request, whereupon (i) the respective 364 Day Facility Commitments of such consenting Lenders shall without further act be extended for an additional 364 day period, (ii) the term "364 Day Facility Specified Maturity Date" shall thenceforth mean, as to the Loans of such consenting Lenders under the 364 Day Facility, the last day of such additional 364 day period and (iii) the 364 Day Facility Commitments of the non-extending Lenders shall terminate on the 364 Day Facility Specified Maturity Date in effect prior to such extension and the Loans and other amounts owed to such Lenders shall become due and payable on such date. If Lenders holding a majority (i.e., greater than 50%) in amount of the aggregate 364 Day Facility Commitment (as of the date such 15-day notice period expires) shall not have agreed to extend their 364 Day Facility Commitments, then none of the 364 Day Facility Commitments shall be extended and the 364 Day Facility Specified Maturity Date shall remain unchanged.

         (d) Five Year Facility Extension Option. Not earlier than the date 60 days prior to, nor later than the date 30 days prior to, the Five Year Facility Specified Maturity Date then in effect, the Company may deliver to the Administrative Agent (which shall promptly transmit to each Lender) a notice requesting that the Five Year Facility Specified Maturity Date be extended for an additional 364 day period. Within 15 days after its receipt of any such notice, each Lender shall notify the Administrative Agent of its willingness or unwillingness to so extend its Five Year Facility Commitment. Any Lender that shall fail to so notify the Administrative Agent within such period shall be deemed to have declined to extend its Five Year Facility Commitment. If Lenders holding a majority in amount of the aggregate Five Year Facility Commitment (as of the date such 15-day notice period expires) agree to extend their Five Year Facility Commitments, the Administrative Agent shall so notify the Company and each Lender that shall have consented to such request, whereupon (i) the respective Five Year Facility Commitments of such consenting Lenders shall without further act be extended for an additional 364 day period, (ii) the term "Five Year Facility Specified Maturity Date" shall thenceforth mean, as to the Loans of such consenting Lenders under the Five Year Facility, the last day of such additional 364 day period and (iii) the Five Year Facility Commitments of the non-extending Lenders shall terminate on the Five Year Facility Specified Maturity Date in effect prior to such extension and the Loans and other amounts owed to such Lenders shall become due and payable on such date. If Lenders holding a majority (i.e., greater than 50%) in amount of the aggregate Five Year Facility Commitment (as of the date such 15-day notice period expires) shall not have agreed to extend their Five Year Facility Commitments, then none of the Five Year Facility Commitments shall be extended and the Five Year Facility Specified Maturity Date shall remain unchanged.

         SECTION 2.9       UTILIZATION OF REVOLVING COMMITMENTS IN OFFSHORE
                           CURRENCIES.

         (a) The Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Revolving Credit Loan or Competitive Bid Loan that is an Offshore Currency Loan as of the requested borrowing date and as of any requested continuation date and (ii) outstanding Offshore Currency Loans as of the last Business Day of each month, and, during the occurrence and continuation of an Event of Default, such other dates as may be requested by the Required Lenders (but in no event more frequently than once a week) (each such date under clause (i) and (ii), a "Determination Date").

         (b) The Lenders shall be under no obligation to make Revolving Credit Loans in a requested Offshore Currency if the Administrative Agent has received notice from the Required Lenders by 12:30 p.m. (Charlotte time) three Business Days prior to the date of a requested borrowing of an Offshore Currency Loan that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Lenders in the interbank eurocurrency market for such Interest Period in which event the Administrative Agent will give notice to the Borrower requesting such Offshore Currency Loan no later than 1:30 p.m. (Charlotte time) on the third Business Day prior to the requested date of such borrowing that the borrowing in the requested Offshore Currency is not then available, and notice thereof will also be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have notified the Borrower that any requested Offshore Currency Loan is not then available, the Notice of Revolving Credit Borrowing relating to such requested Offshore Currency Loan shall be deemed to be withdrawn, the borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Lender.

         (c) In the case of a proposed continuation of an Offshore Currency Loan for an additional Interest Period pursuant to Section 4.2, the Lenders shall be under no obligation to continue such Offshore Currency Loan if the Administrative Agent has received notice from the Required Lenders by 12:30 p.m. (Charlotte time) two Business Days prior to the requested date of such continuation that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Lenders in the interbank eurocurrency market for such Interest Period in which event the Administrative Agent will give notice to the Borrower requesting such continuation no later than 1:30 p.m. (Charlotte time) on the second Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loan is not then available, and notice thereof will also be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have notified the Borrower requesting continuation of an Offshore Currency Loan that the requested continuation is not then available, the Notice of Continuation with respect thereto shall be deemed to be withdrawn and such Offshore Currency Loan shall be repaid on the last day of the Interest Period with respect thereto.

         (d) Notwithstanding anything herein to the contrary, during the existence of a payment Default or an Event of Default, and at the request of the Required Lenders (or, in the case of a Competitive Bid Loan made in an Offshore Currency, the Lender that has made such Loan), all or any part of outstanding Offshore Currency Loans shall be redenominated and converted into their Dollar Equivalent of Base Rate Loans in Dollars on the last day of the Interest Period applicable to any such Offshore Currency Loans. The Administrative Agent will promptly notify the Company and the Lenders of any such redenomination and conversion request.

         (e) The Company shall be entitled to request that Revolving Credit Loans hereunder also be permitted to be made to a Borrower in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Offshore Currency" in Section 1.1, that in the opinion of the Administrative Agent and all of the Lenders is at such time freely traded in the offshore interbank foreign exchange markets, freely transferable and freely convertible into Dollars and readily utilized for the settlement of private international debt transactions (an "Agreed Alternative Currency"). The Company shall deliver in writing to the Administrative Agent any request for designation of an Agreed Alternative Currency in accordance with Section 13.1, to be received by the Administrative Agent not later than 11:00 a.m. (Charlotte time) at least 10 Business Days in advance of the date of any borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Administrative Agent will promptly notify the Lenders thereof, and each Lender will use its commercially reasonable efforts to respond to such request within five (5) Business Days of receipt thereof. Each Lender may grant or accept such request in its sole discretion. The Administrative Agent will promptly notify the Company of the acceptance or rejection of any such request.

         SECTION 2.10      DESIGNATED BORROWERS.

         (a) Addition of Designated Borrower. The Company may request designation of any of its Foreign Subsidiaries (an "Applicant Borrower") as a Designated Borrower hereunder by delivery of such a request to the Administrative Agent together with an executed copy of a Borrower Joinder Agreement in substantially the form attached hereto as Exhibit E. The Administrative Agent will promptly notify the Lenders of any such request together with a copy of the Borrower Joinder Agreement executed by the Applicant Borrower. The joinder of each Applicant Borrower as a designated Borrower will be subject to delivery of executed promissory notes, if any, required in connection therewith, and supporting resolutions, articles of incorporation, incumbency certificates, opinions of counsel and such other items as the Administrative Agent and/or the Required Lenders may reasonably request. Any such addition of a Designated Borrower shall be effective five Business Days after receipt by the Administrative Agent of the items required by the Administrative Agent and/or the Required Lenders in connection therewith. Such Designated Borrower shall thereupon become a party hereto and a Designated Borrower hereunder and shall be (i) entitled to all rights and benefits of a Borrower hereunder and under each instrument executed pursuant hereto and (ii) subject to all obligations of a Borrower hereunder and thereunder.

         (b) Removal of a Designated Borrower. The Company may request that any of its Foreign Subsidiaries that is a Designated Borrower hereunder cease to be a Designated Borrower by delivering to the Administrative Agent (which shall promptly deliver copies thereof to each Lender) a written notice to such effect. Such Designated Borrower shall cease to be a Borrower hereunder on the later to occur of (i) the date the Administrative Agent receives such request and (ii) the date such Borrower has paid all of its Loans and all accrued and unpaid interest, fees and other obligations hereunder or in connection herewith.


                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

         SECTION 3.1       L/C COMMITMENT.

         Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby and/or trade letters of credit ("Letters of Credit") for the respective accounts of the Borrowers on any Business Day from the Closing Date through but not including the Five Year Facility Termination Date in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the sum of (i) the aggregate principal Dollar Equivalent amount of outstanding Revolving Credit Loans made under the Five Year Facility,
(ii) the aggregate principal amount of outstanding Swingline Loans made under the Five Year Facility, (iii) the aggregate principal amount of L/C Obligations and (iv) the aggregate principal amount of Competitive Bid Loans made under the Five Year Facility, would exceed the Five Year Facility Commitment. Each Letter of Credit shall (A) be denominated in Dollars, (B) be a letter of credit issued to support obligations of a Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (C) expire on a date no later than one year from the date of issuance thereof and no later than the Five Year Facility Termination Date and (D) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State in which the corporate headquarters of the relevant Issuing Lender is located or such other jurisdiction as is acceptable to the relevant Issuing Lender. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2       PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.

         Any Borrower may from time to time request that any Issuing Lender issue a Letter of Credit (or amend, extend or renew an outstanding Letter of Credit) by delivering to such Issuing Lender at any Issuing Lender's office at any address mutually acceptable to such Borrower and such Issuing Lender an L/C Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. The L/C Application will contain a representation and warranty that the conditions specified in Section 5.3 hereof have been satisfied or waived in writing by the Administrative Agent as of the date of the L/C Application. Upon receipt of any L/C Application, such Issuing Lender shall process such L/C Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1, this
Section 3.2 and Article V hereof, promptly issue the Letter of Credit (or amend, extend or renew the outstanding Letter of Credit) requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit (or amend, extend or renew an outstanding Letter of Credit) earlier than three (3) Business Days after its receipt of the L/C Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower submitting the L/C Application. Within fifteen (15) Business Days after the end of each calendar quarter, each Issuing Lender shall report to each Lender all Letters of Credit issued by it during the previous calendar quarter and the average daily undrawn and unexpired amounts for all Letters of Credit for each day in such calendar quarter.

         SECTION 3.3       FEES AND OTHER CHARGES.

         (a) The Borrowers agree to pay to each Issuing Lender, for the account of such Issuing Lender and the L/C Participants, a letter of credit fee (the "L/C Fee") with respect to each Letter of Credit issued by such Issuing Lender in an amount equal to the Applicable Percentage for L/C Fee times the average daily undrawn amount of such issued Letters of Credit as reported by such Issuing Lender pursuant to Section 3.2. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on the first of such dates to occur after the Closing, and on the Five Year Facility Termination Date.

         (b) Each Issuing Lender shall, promptly following its receipt thereof, distribute to the L/C Participants the L/C Fees received by such Issuing Lender in accordance with their respective Five Year Facility Commitment Percentages.

         (c) In addition to the L/C Fees, each Borrower agrees to pay to the relevant Issuing Lender that has issued a Letter of Credit at the request of such Borrower, for such Issuing Lender's own account without sharing by the other Lenders, (i) such fronting and negotiation fees as may be mutually agreed upon by such Issuing Lender and the Company from time to time and (ii) customary charges of such Issuing Lender with respect to the issuance, amendment,



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


transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

         SECTION 3.4       L/C PARTICIPATIONS.

         (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Five Year Facility Commitment Percentage in such Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Five Year Facility Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, the Administrative Agent shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to such Issuing Lender the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of any Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to any Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Five Year Facility Commitment Percentage of such payment in accordance with this
Section 3.4, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, or any payment of interest on account thereof), such Issuing Lender will distribute to such L/C Participant its pro rata share thereof in accordance with such L/C Participant's Five Year Facility Commitment Percentage; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

         SECTION 3.5       REIMBURSEMENT OBLIGATION OF THE BORROWERS.

         Each Borrower agrees to reimburse each Issuing Lender on each date such Issuing Lender notifies such Borrower of the date and amount of a draft paid under any Letter of Credit requested by such Borrower for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by any Issuing Lender in connection with such payment. Each such payment shall be made to any Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by any Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If any Borrower fails to timely reimburse such Issuing Lender on the date such Borrower receives the notice referred to in this Section 3.5, such Borrower shall be deemed to have timely given a Notice of Revolving Credit Borrowing pursuant to Section 2.2 hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan under the Five Year Facility on such date in an amount equal to the amount of such draft paid, together with any taxes, fees, charges or other costs or expenses incurred by any Issuing Lender and to be reimbursed pursuant to this Section 3.5 and, regardless of whether or not the conditions precedent specified in Article VI have been satisfied, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and costs and expenses. Notwithstanding the foregoing, nothing in this
Section 3.5 shall obligate the Lenders to make such Base Rate Loans if the making of such Base Rate Loans would violate the automatic stay under federal bankruptcy laws.

         SECTION 3.6       OBLIGATIONS ABSOLUTE.

         Each Borrower's obligations under this Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Borrower may have or have had against any Issuing Lender or any beneficiary of a Letter of Credit. Each Borrower also agrees with each Issuing Lender that no Issuing Lender shall be responsible for, and such Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct. Each Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on such Borrower and shall not result in any liability of any Issuing Lender to such Borrower. The responsibility of each Issuing Lender to any Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7       EFFECT OF L/C APPLICATION.

         To the extent that any provision of any L/C Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.


                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

         SECTION 4.1       INTEREST.

         (a)    Interest Rate Options. Subject to the provisions of this
Section 4.1, at the election of a Borrower, the aggregate principal balance of any Revolving Credit Loans and Swingline Loans (if the Swingline Lender consents to such election) shall bear interest at (i) the Base Rate or (ii) the Offshore Rate plus the Applicable Percentage for Offshore Rate Loans under the 364 Day Facility or the Five Year Facility, as applicable; provided that such interest rate shall be increased by any amount required pursuant to Section 4.1(f). Such Borrower shall select the rate of interest, Interest Period, if any, and Applicable Currency, in the case of an Offshore Currency Loan, applicable to any Revolving Credit Loan or Swingline Loan at the time a Notice of Revolving Credit Borrowing is given pursuant to Section 2.2, or at the time a Notice of Swingline Borrowing is given pursuant to Section 2.6(d) or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Revolving Credit Loan, Swingline Loan, or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan," and each Revolving Credit Loan, Swingline Loan, or portion thereof bearing interest based on the Offshore Rate shall be an "Offshore Rate Loan." Any Revolving Credit Loan or Swingline Loan or any portion thereof as to which the Borrower requesting such Revolving Credit Loan or Swingline Loan has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan. A Competitive Bid Loan will bear interest at the Competitive Bid Rate specified in the Competitive Bid accepted by the Borrower with respect to such Competitive Bid Loan.

         (b) Interest Periods. In connection with each Offshore Rate Loan and each Competitive Bid Loan, a Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Revolving Credit Loan or such Competitive Bid Loan, which Interest Period shall, unless otherwise agreed by the Administrative Agent and the Lenders, be a period of one (1), two (2), three (3), or, if available to all Lenders for the requested Available Currency, six (6) months with respect to each Offshore Rate Loan and a period of seven (7) days to 183 days with respect to each Competitive Bid Loan; provided that:

                (i) the Interest Period shall commence on the date of advance of or conversion to any Offshore Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to an Offshore Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (iii) any Interest Period with respect to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                (iv) no Interest Period shall extend beyond the Termination Date of the facility under which the Offshore Rate Loan or Competitive Bid Loan with respect to which such Interest Period relates was made; and

                (v) there shall be no more than six (6) Offshore Rate Loans outstanding hereunder at any time (it being understood that, for purposes hereof, Offshore Rate Loans with different Interest Periods shall be considered as separate Offshore Rate Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined by a Borrower at the end of existing Interest Periods to constitute a new Offshore Rate Loan with a single Interest Period).

         (c) Default Rate, etc. Subject to Section 11.3, at the discretion of the Administrative Agent and the Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request Offshore Rate Loans, (ii) all outstanding Offshore Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Offshore Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (iv) each outstanding Competitive Bid Loan shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Competitive Bid Loan. Interest shall continue to accrue on the amount of Loans outstanding after the filing by or against a Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (d) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing on the first of such dates to occur after the Closing Date, and interest on each Offshore Rate Loan and each Competitive Bid Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period exceeds three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on all Loans and all fees payable hereunder shall be computed on the basis of a 360-day year (or, with respect to Offshore Currency Loans, such alternative basis as the Administrative Agent reasonably determines to be consistent with market practice) and assessed for the actual number of days elapsed.

         (e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrowers any interest received by Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

         (f)    Additional Interest on Loans.

                (i) Utilization Fee. In the case of all Loans, on each day that the aggregate principal amount of all outstanding Loans exceeds 50% of the Aggregate Revolving Credit Commitment, the otherwise applicable interest rate determined pursuant to Section 4.1(a) shall be increased by the Utilization Fee.

                (ii) Mandatory Costs. In the case of a Revolving Credit Loan that is an Offshore Currency Loan, the otherwise applicable interest rate determined pursuant to Section 4.1(a) shall be increased by (A) the MLA Cost associated with such Loan, computed in the manner set forth in Schedule 4.1(f) attached hereto and/or (B) any other applicable regulatory or central banking requirement relating to any Loan made through a branch in the jurisdiction of the currency of that Loan.

         SECTION 4.2       CONVERSION AND CONTINUATION OF REVOLVING CREDIT
LOANS.

         Provided that no Event of Default has occurred and is then continuing, and subject to the terms of this Agreement, any Borrower shall have the option
(a) to convert all or any portion of its outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more Offshore Rate Loans denominated in Dollars or an Offshore Currency and (b)(i) to convert all or any part of its outstanding Offshore Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into

Base Rate Loans denominated in Dollars or (ii) to continue Offshore Rate Loans, whether denominated in Dollars or Offshore Currency Loans, as Offshore Rate Loans in the same currency for an additional Interest Period; provided that if any conversion or continuation is made prior to the expiration of any Interest Period, such Borrower shall pay any amount required to be paid pursuant to
Section 4.9 hereof. Whenever a Borrower desires to convert or continue Revolving Credit Loans or Swingline Loans as provided above, such Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit F (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Revolving Credit Loan or Swingline Loan is to be effective (except in the case of a conversion of an Offshore Rate Loan denominated in Dollars to a Base Rate Loan, in which case same day notice not later than 11:00 a.m. (Charlotte time) by the Borrower shall be sufficient) specifying (A) the Revolving Credit Loans or Swingline Loans to be converted or continued, the facility under which such Loans were made and, in the case of any Offshore Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal Dollar Equivalent amount of such Revolving Credit Loans to be converted or continued, (D) the Interest Period to be applicable to such converted or continued Offshore Rate Loan and
(E) in the case of any continued Offshore Rate Loan which is an Offshore Currency Loan, the Applicable Currency. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3       FACILITY FEES.

         (a) 364 Day Facility. The Borrowers agree to pay to the Administrative Agent, for the account of the Lenders, a non-refundable facility fee (the "364 Day Facility Fee") at a rate per annum equal to the Applicable Percentage for Facility Fee for the 364 Day Facility on the average daily amount of the aggregate 364 Day Facility Commitment during the applicable period, regardless of usage. The 364 Day Facility Fee shall apply to the period commencing on the Closing Date and ending on the termination of the 364 Day Facility Commitment and shall be payable in arrears on the last Business Day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof), beginning with the first such date to occur after the Closing Date. Such 364 Day Facility Fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective 364 Day Facility Commitment Percentages.

         (b) Five Year Facility. The Borrowers agree to pay to the Administrative Agent, for the account of the Lenders, a non-refundable facility fee (the "Five Year Facility Fee") at a rate per annum equal to the Applicable Percentage for Facility Fee for the Five Year Facility on the average daily amount of the aggregate Five Year Facility Commitment during the applicable period, regardless of usage. The Five Year Facility Fee shall apply to the period commencing on the Closing Date and ending on the termination of the Five Year Facility Commitment and shall be payable in arrears on the last Business Day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof), beginning with the first such date to occur after the Closing Date. Such Five Year Facility Fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Five Year Facility Commitment Percentages.

         SECTION 4.4       MANNER OF PAYMENT.

         Each payment by a Credit Party on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below), in Dollars (other than as set forth below), in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Payment of principal of, interest on or any other amount relating to any Offshore Currency Loan shall be made in the Offshore Currency in which such Loan is denominated or payable. Such payments, if denominated in Dollars, shall be made no later than 2:00 p.m. (Charlotte time) on the relevant date and, if denominated in an Offshore Currency, by such time as the Administrative Agent may determine to be necessary for such funds to be credited on such date in accordance with normal banking practices in the place of payment. Any payment denominated in Dollars received after 1:00 p.m. (Charlotte time) but before 2:00 p.m. (Charlotte time) on a due date shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment denominated in Dollars received after 2:00 p.m. (Charlotte time), or any payment denominated in an Offshore Currency received after the relevant time determined by the Administrative Agent, shall be deemed to have been made on the next succeeding Business Day for all purposes. Each payment to the Administrative Agent of the L/C Fees shall be made in like manner, but for the account of the Issuing Lenders and the L/C Participants. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Section 2.5, 2.6, 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender. The Administrative Agent shall distribute any such payments received by it for the account of any other Lender to such Lender promptly following receipt thereof and shall wire advice of the amount of such credit to such Lender. Subject to
Section 4.l(b)(ii), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 4.5       CREDITING OF PAYMENTS AND PROCEEDS.

         In the event that any Credit Party shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to
Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Credit Parties hereunder, then to all indemnity obligations then due and payable by the Credit Parties hereunder, then to all Administrative Agent's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes, the Reimbursement Obligations and any termination payments due in respect of a Hedging Agreement with any Lender or Affiliate of a Lender (which Hedging Agreement is permitted hereunder) (pro rata in accordance with all such amounts due), then to the principal amount of the Notes and Reimbursement Obligations (pro rata in accordance with all such amounts due) and then to the cash collateral account described in
Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

         SECTION 4.6       ADJUSTMENTS.

         If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set- off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.7 NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY THE ADMINISTRATIVE AGENT.

         The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the Revolving Credit Loans to be borrowed, the amount of Competitive Bid Loans to be made by such Lender or, if such Lender is the Swingline Lender, subject to
Section 2.6(a), the amount of Swingline Loans to be made, on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion or amount available to the Administrative Agent on the proposed borrowing date in accordance with Sections 2.2(b), 2.5(f) and 2.6(e), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower requesting such borrowing on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 4.7 shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such

Revolving Credit Loans, the amount of Competitive Bid Loans made by such Lender, or, if such Lender is the Swingline Lender, the amount of such Swingline Loans, is not made available to the Administrative Agent by such Lender within three
(3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to such borrowing, on demand, from the Borrower which received such borrowing. The failure of any Lender to make available its Commitment Percentage of any Revolving Credit Loan, the amount of a Competitive Bid Loan or the amount of a Swingline Loan requested by any Borrower shall not relieve it or any other Lender of its obligation hereunder to make its Commitment Percentage of such Revolving Credit Loan, the amount of the Competitive Bid Loan or the amount of the Swingline Loan, respectively, available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Revolving Credit Loan, the amount of such Competitive Bid Loan or the amount of such Swingline Loan, available on the borrowing date.

         SECTION 4.8       CHANGED CIRCUMSTANCES.

         (a) Circumstances Affecting Offshore Rate Availability. If with respect to any Interest Period: (i) the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or (ii) the Required Lenders reasonably determine (which determination shall be conclusive) and notify the Administrative Agent that the LIBOR Rate will not adequately and fairly reflect the cost to the Required Lenders of funding Offshore Rate Loans for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make Offshore Rate Loans and the right of the Borrowers to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as an Offshore Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Offshore Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Offshore Rate Loan or convert the then outstanding principal amount of each such Offshore Rate Loan to a Base Rate Loan as of the last day of such Interest Period (Offshore Currency Loans which are not repaid shall be redenominated and converted into their Dollar Equivalent of Base Rate Loans in Dollars).

         (b) Laws Affecting Offshore Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) issued after the date hereof of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Offshore Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders.

Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the affected Lenders to make Offshore Rate Loans and the right of the Borrowers to convert any Revolving Credit Loan of the affected Lenders or continue any Revolving Credit Loan of the affected Lenders as an Offshore Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, (ii) if any of the Lenders may not lawfully continue to maintain an Offshore Rate Loan to the end of the then current Interest Period applicable thereto as an Offshore Rate Loan, the applicable Offshore Rate Loan of the affected Lenders shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period (Offshore Currency Loans shall be redenominated and converted into their Dollar Equivalent of Base Rate Loans in Dollars) and the Borrowers shall pay any amount required to be paid pursuant to Section 4.9 in connection therewith and (iii) if any of the Lenders may not lawfully continue to maintain a Competitive Bid Loan which bears interest at a rate based on the Offshore Rate to the end of the then current Interest Period applicable thereto at such rate of interest, such Competitive Bid Loan of the affected Lender shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period. The Borrowers shall repay the outstanding principal amount of any Competitive Bid Loans converted into Base Rate Loans in accordance with clause (iii) of this Section 4.8(b), together with all accrued but unpaid interest thereon and any amount required to be paid pursuant to Section 4.9 hereof, on the last day of the Interest Period applicable to such Competitive Bid Loans.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) issued after the date hereof of such Authority, central bank or comparable agency:

                (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or L/C Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or L/C Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, other than those used to calculate the LIBOR Rate), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

         and the result of any event of the kind described in the foregoing clause (i) or this clause (ii), is to increase the costs to any of the Lenders of maintaining any Offshore Rate Loan, Competitive Bid Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes or any Letter of Credit or L/C Application, then such Lender may promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the respective Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, such Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent and the applicable Lender will promptly notify the respective Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's reasonable discretion, based upon the assumption that such Lender funded its Aggregate Revolving Credit Commitment Percentage of the Offshore Rate Loans, or the amount of any Competitive Bid Loans made by such Lender, in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical; provided that no compensation shall be payable pursuant to the above if the applicable Lender fails to demand compensation for such increased costs within one-hundred eighty (180) days following the date on which such Lender has actual knowledge of the event resulting in such increase. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the respective Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         (d)    Mitigation Obligations; Replacement of Lenders.

                (i) Each Lender represents that, as of the Closing Date, it has no knowledge of the likely occurrence of any event which will entitle such Lender to compensation pursuant to this Section 4.8. If any Lender requests compensation under this Section 4.8, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Sections 4.10 or 4.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to this Section 4.8 or Sections 4.10 or 4.11, as the case may be, in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                (ii) If any Lender requests compensation under this Section 4.8, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental

         Authority for the account of any Lender pursuant to Sections 4.10 or 4.11, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.10), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if an L/C Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under this Section 4.8, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. If a Lender defaults, the Borrowers do not waive any of their rights against such Lender if a Borrower causes the defaulting Lender to assign its position.

         SECTION 4.9       INDEMNITY.

         Each Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by such Borrower to make any payment when due of any amount due hereunder in connection with an Offshore Rate Loan, (b) due to any failure of such Borrower to borrow on a date specified therefor in a Notice of Revolving Credit Borrowing, Notice of Swingline Borrowing, Competitive Bid Request or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any Offshore Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the Offshore Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical; provided that no compensation shall be payable pursuant to the above if the applicable Lender fails to demand compensation for such increased costs within one-hundred eighty (180) days following the date on which such Lender has actual knowledge of the event resulting in such increase. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the respective Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.10      CAPITAL REQUIREMENTS.

         If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request issued after the date hereof from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to any Lender's 364 Day Facility Commitment or Five Year Facility Commitment or with reference to the Swingline Lender's Swingline Commitment and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction; provided that no compensation shall be payable pursuant to the above if the applicable Lender fails to demand compensation for such increased costs within one-hundred eighty (180) days following the date on which such Lender has actual knowledge of the event resulting in such increase. A certificate of such Lender setting forth in reasonable detail the basis for determining such amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. Each Lender represents that, as of the Closing Date, it has no knowledge of the likely occurrence of any event which will entitle such Lender to compensation pursuant to this Section 4.10.

         SECTION 4.11      TAXES.

         (a) Payments Free and Clear. Any and all payments by any Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed on (or measured by) its net income by the United States of America or by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or its principal office is located or is or should be qualified to do business or any political subdivision thereof, or in the case of any Lender, in which its applicable Lending Office is located (provided, however, that no Lender shall be deemed to be located in any jurisdiction solely as a result of taking any action related to this Agreement, the Notes or Letters of Credit) and (ii) any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (i) above (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) such Borrower shall make such deductions, (C) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) such Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d). No Borrower shall, however, be required to pay any amounts pursuant to clause (A) of the preceding sentence to any Foreign Lender or the Administrative Agent not organized under the laws of the United States of America or a state thereof (or the District of Columbia) if such Foreign Lender or the Administrative Agent fails to comply with the requirements of paragraph (e) of this Section 4.11 or
Section 4.8(d), as the case may be.

         (b) Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. Each Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender or the Administrative Agent, absent manifest error, shall be conclusive, provided that if the Borrowers reasonably believe that such Taxes or Other Taxes were not correctly or legally asserted, such Lender or the Administrative Agent (as the case may be) shall use reasonable efforts to cooperate with the Borrowers, at the Borrowers' expense, to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it promptly shall notify the respective Borrower of the availability of such refund and shall, within sixty (60) days after receipt of a request by such Borrower pursue or timely claim such refund at such Borrower's expense. If any Lender or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender or the Administrative Agent has received payment from any Borrower hereunder, it promptly shall repay such refund (plus interest received, if any) to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 4.11 with respect to Taxes or Other Taxes giving rise to such refund), provided that such Borrower, upon the request of such Lender or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to the relevant taxing authority.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the respective Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Delivery of Tax Forms. Each Foreign Lender shall deliver to the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Foreign Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each Foreign Lender further agrees to deliver to the Borrowers, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, certifying in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Foreign Lender notifies the Borrowers and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the 364 Day Facility Commitment and the Five Year Facility Commitment, but shall be limited in duration to the applicable statute of limitations for Taxes or Other Taxes for which indemnification is sought.


                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1       CLOSING.

         The parties hereto shall execute and deliver this Agreement (the "Closing") as of 9:00 a.m. (Charlotte time) on April 16, 1999 or on such other date and at such other time as the parties hereto shall mutually agree (the "Closing Date").

         SECTION 5.2       CONDITIONS TO CLOSING.

         The obligations of the Lenders to close this Agreement are subject to the satisfaction or waiver of each of the following conditions:

         (a) Executed Loan Documents. This Agreement, the Revolving Credit Notes and all other applicable Loan Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default (including without limitation a Default) shall exist thereunder, and the Credit Parties shall have delivered original counterparts thereof to the Administrative Agent.

         (b)    Closing Certificates; etc.

                (i) Officers' Certificates. The Administrative Agent shall have received a certificate from a Responsible Officer on behalf of each Credit Party, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that all representations and warranties of such Credit Party contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that such Credit Party is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each of the closing conditions has been satisfied or waived (assuming satisfaction of the Administrative Agent where not advised otherwise).

                (ii) General Certificates. The Administrative Agent shall have received a certificate of the secretary, assistant secretary or general counsel of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of such Credit Party as in effect on the date of such certifications, (C) resolutions duly adopted by the Board of Directors of such Credit Party authorizing, as applicable, the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.2(b)(iii).

                (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of the Credit Parties and their Material Subsidiaries under the laws of their respective jurisdictions of organization and short-form certificates as of a recent date of the good standing of each Borrower under the laws of each other jurisdiction where such Borrower is qualified to do business and where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

                (iv) Opinions of Counsel. The Administrative Agent shall have received opinions in form and substance reasonably satisfactory to the Administrative Agent of counsel to the Company and each of the Designated Borrowers, addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request.

         (c)    Consents; Defaults.

                (i) Governmental and Third Party Approvals. The Borrowers shall have obtained all approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction necessary in order to enter into this Agreement and the other Loan Documents as of the Closing Date. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement and the other Loan Documents or otherwise referred to herein or therein.

                (ii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (d) No Material Adverse Effect. Since May 30, 1998 nothing shall have occurred (and neither the Administrative Agent nor the Lenders shall have become aware of any facts or conditions not previously known) which has had, or could reasonably be expected to have, a Material Adverse Effect.

         (e)    Financial Matters.

                (i) Financial Statements. The Administrative Agent shall have received the audited Consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended as of May 30, 1998 and the unaudited Consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter ended as of November 28, 1998. Such financial statements shall be in form and substance reasonably satisfactory to the Administrative Agent.

                (ii) Payment at Closing. The Borrowers shall have paid any accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

         (f) Litigation. Except as set forth in the Current SEC Reports, as of the Closing Date, there shall be no actions, suits or proceedings pending or, to the best knowledge of any Borrower, threatened (i) with respect to this Agreement or any other Loan Document or (ii) which the Administrative Agent or the Required Lenders shall reasonably determine could reasonably be expected to have a Material Adverse Effect.

         (g) Termination of Prior Bank Commitments. All Prior Bank Commitments shall have been (or will be upon the initial borrowing hereunder and the application of the proceeds thereof) (i) paid in full, (ii) the commitments, other obligations and rights of the Company and the lenders thereunder terminated and (iii) either (A) all outstanding promissory notes issued by the Company with respect thereto canceled and the originally executed copies thereof returned to the Administrative Agent (who shall promptly forward such notes to the Company) or (B) the Administrative Agent otherwise shall have received evidence satisfactory to it that such Prior Bank Commitments have been terminated; provided that arrangements may be made so that any outstanding letter of credit issued under such committed facilities may remain outstanding as necessary.

         (h)    Miscellaneous.

                (i) Proceedings and Documents. All Loan Documents, opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent.

                (ii) Year 2000. The Administrative Agent shall have received and reviewed information in form and substance reasonably satisfactory to it confirming that (A) the Company and its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Company and its Subsidiaries as a result of what is commonly referred to as the "Year 2000 Problem" (i.e., the inability of certain computer applications to recognize and perform date sensitive functions involving certain dates prior to and after December 31, 1999), including risks resulting from the failure of key vendors and customers of the Borrower and its Subsidiaries to successfully address the Year 2000 Problem, and (B) the Company's and its Subsidiaries' material computer applications and those of its key vendors and customers will, on a timely basis, adequately address the Year 2000 Problem in each case sufficient to avoid a Material Adverse Effect.

                (iii) Accuracy and Completeness of Information. All information taken as an entirety made available to the Administrative Agent or the Lenders by the Credit Parties or any of their representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects as of the date made available to the Administrative Agent and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

         SECTION 5.3       CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

         (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct in all material respects on and as of such borrowing or issuance date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.

         (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving effect to such Letters of Credit on such date.

         (c) Notice of Revolving Credit Borrowing. The Administrative Agent shall have received a Notice of Revolving Credit Borrowing from the relevant Borrower in accordance with Section 2.2(a) or a Competitive Bid Request in accordance with Section 2.5(a) and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

         The occurrence of the Closing Date and the acceptance by any Borrower of the benefits of each Extension of Credit hereunder shall constitute a representation and warranty by such Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Sections 5.2 and 5.3 and applicable to such borrowing have been satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5.2 and 5.3, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.

                                   ARTICLE VI

              REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

         SECTION 6.1       REPRESENTATIONS AND WARRANTIES.

         To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, each Credit Party hereby represents and warrants to the Administrative Agent and Lenders that:

         (a) Organization; Power; Qualification. Each of the Credit Parties and their Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.




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         (b)    Ownership. Each Subsidiary of each of the Credit Parties as of the Closing Date is listed on Schedule 6.l(b). As of the Closing Date, all outstanding shares of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Credit Parties or their Subsidiaries, except as described on Schedule 6.1(b).

         (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Credit Parties and, if applicable, their Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party in accordance with its respective terms. Each of the Loan Documents has been duly executed and delivered by the duly authorized officers of the Credit Parties and each of their Subsidiaries party thereto, as applicable, and each such document constitutes the legal, valid and binding obligation of the Credit Parties and, if applicable, each of their Subsidiaries party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d)    Compliance of Agreement, Loan Documents and Borrowing with
Laws, Etc. The execution, delivery and performance by the Credit Parties and their Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any of the Credit Parties or any of their Subsidiaries to obtain any Governmental Approval not otherwise already obtained or violate any Applicable Law relating to the Credit Parties or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Credit Parties or any of their Subsidiaries or any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any material Lien upon or with respect to any property now owned or hereafter acquired by such Person.

         (e) Compliance with Law; Governmental Approvals. Other than with respect to environmental matters, which are treated exclusively in Section 6.1(h) hereof, each of the Credit Parties and their respective Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of the Credit Parties' knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties; in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.






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


         (f) Tax Returns and Payments. Each of the Credit Parties and their respective Subsidiaries has timely filed or caused to be filed all federal and state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal and state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except taxes (i) that are being contested in good faith by appropriate proceedings and for which such Credit Party or Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any material Lien or other claim against the Credit Parties or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each of the Credit Parties and any of their respective Subsidiaries in respect of federal and all material state, local and other taxes for all Fiscal Years and portions thereof since the organization of each of the Credit Parties and any of their Subsidiaries are, in the judgment of the Credit Parties, adequate, and the Credit Parties do not anticipate any material additional taxes or assessments for any of such years.

         (g) Intellectual Property Matters. Each of the Credit Parties and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No event has occurred which, to the knowledge of the Credit Parties, permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the knowledge of the Credit Parties, neither the Credit Parties nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except as could not reasonably be expected to have a Material Adverse Effect.

         (h) Environmental Matters. Except as set forth in the Current SEC Reports or as otherwise could not reasonably be expected to have a Material Adverse Effect:

                (i) The properties of the Credit Parties and their Subsidiaries (including soils, surface waters, groundwaters on, at or under such properties) do not contain and are not otherwise affected by, and to the Credit Parties' knowledge have not previously contained or been affected by, any Hazardous Materials in amounts or concentrations which
         (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability or obligation under applicable Environmental Laws;

                (ii) The properties of the Credit Parties and their Subsidiaries and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there are no Hazardous Materials at, under or about such properties or such operations which could reasonably be expected to interfere with the continued operation of such properties;





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


                (iii) The Credit Parties and their Subsidiaries have obtained, are in compliance with, and have made all appropriate filings for issuance or renewal of, all permits, licenses, and other governmental consents required by applicable Environmental Laws ("Environmental Permits"), and all such Environmental Permits are in full force and effect;

                (iv) Neither any of the Credit Parties nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws, nor do the Credit Parties have knowledge or reason to believe that any such notice will be received or is being threatened;

                (v) To the knowledge of the Credit Parties, Hazardous Materials have not been transported or disposed of from the properties of the Credit Parties or any of their Subsidiaries in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, Environmental Laws, nor, to the knowledge of the Credit Parties, have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner which could reasonably be expected to give rise to liability under, any Environmental Laws;

                (vi) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Credit Parties, threatened, under any Environmental Law to which any of the Credit Parties or any Subsidiary thereof has been or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the properties or operations of the Credit Parties and their Subsidiaries; and

                (vii) To the knowledge of the Credit Parties, there has been no release, or threat of release, of Hazardous Materials at or from the properties of the Credit Parties or any of their Subsidiaries, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

         (i)    ERISA.

                (i) Each of the Credit Parties and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where any such noncompliance could not reasonably be expected to have a Material Adverse Effect. Except for any failure that would not reasonably be expected to have a Material Adverse Effect, each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability that could reasonably be expected to have a Material Adverse Effect has been incurred by the Credit Parties or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                (ii) No accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan except for any accumulated funding deficiency that could not reasonably be expected to have a Material Adverse Effect;

                (iii) Neither the Credit Parties nor any ERISA Affiliate has:
         (A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or
         (D) failed to make a required installment or other required payment under Section 412 of the Code except where any of the foregoing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                (iv) No Termination Event that could reasonably be expected to result in a Material Adverse Effect has occurred or is reasonably expected to occur; and

                (v) No proceeding, claim, lawsuit and/or investigation is existing or, to the knowledge of the Credit Parties, threatened concerning or involving any Employee Benefit Plan that could reasonably be expected to result in a Material Adverse Effect.

         (j) Margin Stock. Neither the Credit Parties nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock, unless the Credit Parties shall have given the Administrative Agent and Lenders prior notice of such event and such other information as is reasonably necessary to permit the Administrative Agent and Lenders to comply, in a timely fashion, with all reporting obligations required by Applicable Law, or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

         (k) Government Regulation. Neither the Credit Parties nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Credit Parties nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended.

         (l) Burdensome Provisions. Neither the Credit Parties nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Affect. The Credit Parties and their Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (m)    Financial Statements; Financial Condition: Etc.

                (i) The (A) audited Consolidated balance sheets of the Credit Parties and their Subsidiaries as of May 30, 1998; and the related statements of income, stockholders' equity and cash flows for the Fiscal Year then ended and (B) unaudited Consolidated balance sheet of the Credit Parties and their Subsidiaries as of November 28, 1998, and related unaudited interim statements of income, stockholders' equity and cash flows, copies of which have been furnished to the Administrative Agent and each Lender, are complete in all material respects and fairly present in all material respects the assets, liabilities and financial position of the Credit Parties and their Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended, subject to normal year end adjustments. All such financial statements, including the related notes thereto, have been prepared in accordance with GAAP.

                  (ii) As of the Closing Date, (a) the sum of the assets, at a fair valuation, of each Credit Party on a stand-alone basis and of the Credit Parties and their Subsidiaries taken as a whole will exceed its or their debts, respectively; (b) each Credit Party on a stand-alone basis and the Credit Parties and their Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its or their ability to pay such debts as such debts mature, respectively; and (c) each Credit Party on a stand-alone basis and the Credit Parties and their Subsidiaries taken as a whole will have sufficient capital with which to conduct its or their business, respectively. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         (n) No Material Adverse Change. Since May 30, 1998, there has been no Material Adverse Effect.

         (o) Liens. None of the properties and assets of the Credit Parties or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 9.3.







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


         (p) Debt and Support Obligations. Schedule 6.1(p) is a complete and correct listing of all Debt and Support Obligations of the Credit Parties and their Subsidiaries as of the Closing Date in excess of $10,000,000.

         (q) Litigation. Except for matters existing on the Closing Date and set forth in the Current SEC Reports, there are no actions, suits or proceedings pending nor, to the knowledge of the Credit Parties, threatened against or affecting the Credit Parties or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

         (r) Absence of Defaults. Since November 28, 1998, to the knowledge of the Borrowers, no event has occurred and is continuing which constitutes a Default or an Event of Default.

         (s) Absence of Bankruptcy Events. Since November 28, 1998, no event has occurred or is continuing which constitutes a Bankruptcy Event.

         (t) Accuracy and Completeness of Information. As of the Closing Date, the Credit Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries are subject, and all other matters known to them, other than general market, economic and industry conditions, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The written information, taken as a whole, furnished by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         (u) Year 2000 Compliance. The Credit Parties have (i) initiated a review and assessment of all areas within their and each of their Subsidiaries' material business and operations that could reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan, strategy or other approach for addressing the Year 2000 Problem on a timely basis, and (iii) implemented that plan, strategy or other approach. Based on the foregoing and upon the Credit Parties' reliance on (i) any Year 2000 consulting services, study, report or any other information performed or provided by any Person other than the Credit Parties or any of their Subsidiaries and (ii) any certification or assurance of Year 2000 compliance provided by any vendor, supplier, servicer, manufacturer, customer or other provider of any hardware or software product or other computer applications installed at the Credit Parties or any of their Subsidiaries, the Credit Parties believe, as of the Closing Date, that all computer applications (including, limited to the Credit Parties' inquiries, those disclosed by their suppliers, vendors and customers) that are material to their or any of their Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for



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



all dates before and after December 31, 1999 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (v) Property. The Credit Parties and their Subsidiaries have good and marketable title to all material properties owned by them and valid leasehold interests in all material properties leased by them, including all property reflected in the Current SEC Reports and in the balance sheets referred to in Section 6.l(m)(i) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, except Liens permitted pursuant to Section 9.3.

         (w) Labor Practices. Neither the Credit Parties nor any of their Subsidiaries is engaged in any unfair labor practices that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or any of their Subsidiaries or, to the knowledge of the Credit Parties, threatened against the Credit Parties or any of their Subsidiaries, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Credit Parties or any of their Subsidiaries or, to the knowledge of the Credit Parties, threatened against the Credit Parties or any of their Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against the Credit Parties or any of their Subsidiaries or, to the knowledge of the Credit Parties, threatened against the Credit Parties or any of their Subsidiaries and (iii) no union representation question exists with respect to the employees of the Credit Parties or any of their Subsidiaries except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

         (x) SEC Reports. During the preceding three (3) Fiscal Years, the Company and its Subsidiaries have filed all forms, reports, statements (including proxy statements) and other documents (such filings by the Credit Parties and their Subsidiaries are collectively referred to as the "SEC Reports"), required to be filed by it with the Securities and Exchange Commission. The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the Securities Exchange Commission thereunder applicable to such SEC Reports at the time of filing thereof and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission was not corrected in a subsequent SEC Report.

         SECTION 6.2       SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

         All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate related hereto, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the



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execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations (other than Obligations under Hedging Agreements) have been paid and satisfied in full and the later of the 364 Day Facility Termination Date or the Five Year Facility Termination Date, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Credit Parties will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 13.1, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

         SECTION 7.1       FINANCIAL STATEMENTS.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year, either (i) a copy of a report on Form 10-Q, or any successor form, and any amendments thereto, filed by the Company with the Securities and Exchange Commission with respect to the immediately preceding fiscal quarter or (ii) an unaudited Consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the preceding Fiscal Year and prepared by the Company in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer of the Company to present fairly in all material respects the financial condition of the Company and its Subsidiaries as of their respective dates and the results of operations of the Company and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

         (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, either (i) a copy of a report on Form 10-K, or any successor form, and any amendments thereto, filed by the Company with the Securities and Exchange Commission with respect to the immediately preceding Fiscal Year or (ii) an audited Consolidated balance sheet of the Company and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by a nationally recognized independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such




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certified public accountants that is not qualified with respect to scope limitations imposed by the Company or any of its Subsidiaries or with respect to accounting principles followed by the Company or any of its Subsidiaries not in accordance with GAAP.

         SECTION 7.2       OFFICER'S COMPLIANCE CERTIFICATE.

         At each time financial statements are delivered pursuant to Section 7.1(a) or (b) a certificate of a Responsible Officer of the Company in the form of Exhibit G attached hereto (an "Officer's Compliance Certificate") including the calculations prepared by such Responsible Officer required to establish whether or not the Credit Parties and their Subsidiaries are in compliance with the financial covenants set forth in Section 9.1 hereof as at the end of each respective period.

         SECTION 7.3       ACCOUNTANTS' CERTIFICATE.

         At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence.

         SECTION 7.4       OTHER REPORTS.

         (a) Promptly after the filing thereof, a copy of (i) each report or other filing made by any of the Credit Parties or any or their Subsidiaries with the Securities and Exchange Commission and required by the Securities and Exchange Commission to be delivered to the shareholders of the Credit Parties or any or their Subsidiaries, (ii) each report made by the Credit Parties or any of their Subsidiaries to the Securities and Exchange Commission on Form 8-K and
(iii) each final registration statement of the Credit Parties or any of their Subsidiaries filed with the Securities and Exchange Commission, except in connection with pension plans and other employee benefit plans; and

         (b) Such other information regarding the operations, business affairs and financial condition of the Credit Parties or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

         SECTION 7.5       NOTICE OF LITIGATION AND OTHER MATTERS.

         Prompt (but in no event later than ten (10) Business Days after an executive officer of any of the Credit Parties obtains knowledge thereof) telephonic (confirmed in writing) or written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any of the Credit Parties or any Subsidiary thereof or any of their respective




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properties, assets or businesses (i) which in the reasonable judgment of the
Credit Parties could reasonably be expected to have a Material Adverse Effect,
(ii) with respect to any material Debt of the Credit Parties or any of their Subsidiaries or (iii) with respect to any Loan Document;

         (b) any notice of any violation received by any of the Credit Parties or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, which in the reasonable judgment of the Credit Parties in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
Section 401(a) of the Code (along with a copy thereof) which could reasonably be expected to have a Material Adverse Effect, (ii) all notices received by any of the Credit Parties or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan,
(iii) all notices received by any of the Credit Parties or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA which could reasonably be expected to have a Material Adverse Effect, (iv) the Credit Parties obtaining knowledge or reason to know that the Credit Parties or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA and (v) the occurrence of a Reportable Event;

         (d) the occurrence of any event which constitutes, or which could reasonably be expected to result in, a Default or an Event of Default; and

         (e) the occurrence of any event which constitutes, or which could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 7.6       ACCURACY OF INFORMATION.

         All written information, reports, statements and other papers and data furnished by or on behalf of the Credit Parties to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, shall be, at the time the same is so furnished, true and complete in all material respects.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations (other than any Obligations under any Hedging Agreement) have been paid and satisfied in full and the 364 Day Facility Commitment and the Five Year Facility Commitment have expired or been terminated, unless consent has been obtained in the manner provided for in
Section 13.l1, the Credit Parties will, and will cause each of their respective Subsidiaries to:






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


         SECTION 8.1       PRESERVATION OF CORPORATE EXISTENCE AND RELATED
MATTERS.

         Except as permitted by Section 9.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law, except where the failure to so preserve and maintain its existence and rights or to so qualify would not have a Material Adverse Effect.

         SECTION 8.2       MAINTENANCE OF PROPERTY.

         Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property material to the conduct of its business, ordinary wear and tear excepted; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in each case, where the failure to do so would not have a Material Adverse Effect.

         SECTION 8.3       INSURANCE.

         Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are consistent with past practices and prudent business practice (and in any event consistent with normal industry practice), and as may be required by Applicable Law.

         SECTION 8.4       ACCOUNTING METHODS AND FINANCIAL RECORDS.

         Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 8.5       PAYMENT AND PERFORMANCE OF OBLIGATIONS.

         (a) Pay and perform all Obligations under this Agreement and the other Loan Documents.

         (b) Pay and discharge (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (ii) all other material indebtedness, obligations and liabilities in accordance with customary trade practices; provided that the Credit Parties or such Subsidiary may contest any item described in clause (i) or (ii) of this
Section 8.5(b) in good faith and by proper proceedings so long as adequate reserves are maintained with respect thereto to the extent required by GAAP.





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


         (c) Perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except where such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 8.6       COMPLIANCE WITH LAWS AND APPROVALS.

         Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to observe or comply could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.7       ENVIRONMENTAL LAWS.

         In addition to and without limiting the generality of Section 8.6, (a) comply with, and use best efforts to ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except (i) where the failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) to the extent the Credit Parties or any of their Subsidiaries are contesting, in good faith, any such requirement, order or directive before the appropriate Governmental Authority so long as adequate reserves are maintained with respect thereto to the extent required by GAAP, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations or properties of the Credit Parties or such Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 8.8       COMPLIANCE WITH ERISA.

         In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, (b) not take any action or



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


fail to take action the result of which would result in a liability to the PBGC or to a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect, and (c) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan concerning compliance with this covenant as may be reasonably requested by the Administrative Agent.

         SECTION 8.9       CONDUCT OF BUSINESS.

         Maintain substantially all of its businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto or as otherwise permitted pursuant to the terms of this Agreement.

         SECTION 8.10      VISITS AND INSPECTIONS.

         Permit representatives of the Administrative Agent or any Lender, from time to time upon reasonable prior notice and during ordinary business hours, to visit and inspect its properties; inspect and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 8.11      USE OF PROCEEDS.

         Use the proceeds of the Extensions of Credit for the purposes set forth in Section 2.1(b).

         SECTION 8.12      YEAR 2000 COMPATIBILITY.

         Take all actions reasonably necessary to assure that the Credit Parties' computer based systems (which if not functional would have a Material Adverse Effect) are able to operate and effectively process data in a manner that is Year 2000 compliant (as defined in Section 6.1(u)). At the request of the Administrative Agent or any Lender, the Credit Parties shall provide information to the Administrative Agent concerning the Credit Parties' Year 2000 compliance.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Until all of the Obligations (other than any Obligations under any Hedging Agreement) have been paid and satisfied in full and the 364 Day Facility Commitment and the Five Year Facility Commitment have expired or been terminated unless consent has been obtained in the manner set forth in Section 13.11:










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         SECTION 9.1       FINANCIAL COVENANTS.

         (a) Maximum Leverage Ratio. As of the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Closing Date, the Credit Parties will not permit the Leverage Ratio to be greater than
2.75 to 1.00.

         (b) Minimum Interest Coverage Ratio. As of the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Closing Date, the Company will not permit the Interest Coverage Ratio to be less than 4.00 to 1.00.

         SECTION 9.2       LIMITATIONS ON LIENS.

         The Credit Parties will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien on, or with respect to, any of their assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens existing on the Closing Date and securing amounts not in excess of $l0,000,000 in aggregate principal amount;

         (b) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (c) The claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (d) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts;

         (e) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of any material parcel of real property or impair the use thereof in the ordinary conduct of business;

         (f) Liens in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

         (g) Liens on the property or assets of any Subsidiary existing at the time such Subsidiary becomes a Subsidiary of a Credit Party and not incurred in contemplation thereof, as



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

long as the outstanding principal amount of the Debt secured thereby is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of such Credit Party;

         (h) Liens on the property or assets of the Credit Parties or any Subsidiary securing Debt which is incurred to finance the acquisition of such property or assets, provided that (i) each such Lien shall be created substantially simultaneously with the acquisition of the related property or assets; (ii) each such Lien does not at any time encumber any property other than the related property or assets financed by such Debt; (iii) the principal amount of Debt secured by each such Lien is not increased; and (iv) the principal amount of Debt secured by each such Lien shall at no time exceed 100% of the original purchase price of such related property or assets at the time acquired; and

         (i) Liens not otherwise permitted by this Section 9.2 securing Debt not in excess of five percent (5%) of Consolidated Total Assets in the aggregate at any time outstanding.

         SECTION 9.3       LIMITATIONS ON MERGERS AND LIQUIDATION.

         None of the Credit Parties will, or will permit any of its Subsidiaries to, merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except:

         (a)    Any Credit Party or a Subsidiary may merge with another
Person, provided that (i) such Person is organized under the law of the United States or one of its states, (ii) such Credit Party or the Subsidiary, as the case may be, is the corporation surviving such merger, (iii) immediately prior to and after giving effect to such merger, no Default or Event of Default exists or would exist and (iv) the Board of Directors of such Person has approved such merger;

         (b) Any Wholly-Owned Subsidiary of a Credit Party may merge into a Credit Party or any other Wholly-Owned Subsidiary of a Credit Party; and

         (c) Any Wholly-Owned Subsidiary of a Credit Party may liquidate, wind-up or dissolve itself into a Credit Party or any other Wholly-Owned Subsidiary of a Credit Party.

         SECTION 9.4       LIMITATIONS ON SALE OR TRANSFER OF ASSETS.

         The Credit Parties will not, and will not permit any of their Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of:

         (a) All or substantially all of the property, business or assets of the Company and its Subsidiaries on a Consolidated basis;

         (b) Any of their property, business or assets if such transaction would reasonably be expected to have a Material Adverse Effect; or

         (c) Any of their property, business or assets if immediately prior to or after giving effect to such transaction a Default or an Event of Default exists or would exist.



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         SECTION 9.5       PROHIBITIONS ON LIMITATIONS ON DIVIDENDS AND
DISTRIBUTIONS.

         The Credit Parties will not permit any Subsidiary to agree to, incur, assume or suffer to exist any restriction, limitation or other encumbrance (by covenant or otherwise) on the ability of such Subsidiary to make any payment to a Credit Party or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise), except:

         (a) Restrictions and limitations existing on the Closing Date and described on Schedule 9.5;

         (b) Restrictions and limitations applicable to a Subsidiary existing at the time such Subsidiary becomes a Subsidiary of a Credit Party and not incurred in contemplation thereof, as long as no such restriction or limitation is made more restrictive after the date such Subsidiary becomes a Subsidiary of such Credit Party; and

         (c) Other restrictions and limitations that are not material either individually or in the aggregate.

         SECTION 9.6       TRANSACTIONS WITH AFFILIATES.

         The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or Affiliates, other than
(i) loans or advances to customers of the Credit Parties and their Subsidiaries in the ordinary course of business which are arm's length, and (ii) any other loan or advance or assumption that would not cause the aggregate amount of all such loans and advances and assumed notes and advances to exceed $5,000,000, (b) enter into, or be a party to, any subcontract of any operations or other transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate and except for transactions which are not material either individually or in the aggregate. Nothing contained in this
Section 9.6 shall prohibit the Credit Parties or any of their Subsidiaries that have obtained an ownership interest in a customer in connection with a loan or credit workout to provide non-standard payment or other terms to such customer or otherwise to do business with such customer in the ordinary course of business.

         SECTION 9.7       CERTAIN ACCOUNTING CHANGES.

         The Credit Parties will not (a) change their Fiscal Year ends in order to avoid a Default or an Event of Default or if a Material Adverse Effect would result therefrom or (b) make any material change in their accounting treatment and reporting practices except as required by GAAP.






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


         SECTION 9.8       AMENDMENTS; PAYMENTS AND PREPAYMENTS OF SUBORDINATED
DEBT.

         At any time after the occurrence of a Default or an Event of Default and during the continuance thereof, the Credit Parties will not, and will not permit any of their Subsidiaries to, amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of payment when due) any Subordinated Debt.

         SECTION 9.9       SALE LEASEBACK TRANSACTIONS.

         The Credit Parties will not, and will not permit any of their Subsidiaries to, sell or transfer any material property or assets to anyone (other than the Company or a Wholly-Owned Subsidiary of the Company) with the intention of taking back a lease of such property or assets or any similar property or assets, except in connection with a lease for a temporary period during or at the end of which it is intended that the use by such Credit Party or its Subsidiary of such property or assets will be discontinued.


                                    ARTICLE X

                             GUARANTY OF THE COMPANY

         SECTION 10.1      GUARANTY OF PAYMENT.

         Subject to Section 10.7 below, the Company hereby unconditionally guarantees to each Lender and the Administrative Agent the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This guaranty is a guaranty of payment and not solely of collection and is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.

         SECTION 10.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Company hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, or any other agreement or instrument referred to herein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Company agrees that this guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any security or collateral and without the necessity at any time of having recourse to the Notes, this Agreement or any other Loan Document or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and the Company hereby waives the right to require the Lenders to proceed against a Designated Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. The Company



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further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against a Designated Borrower or any other guarantor of the Guaranteed Obligations for amounts paid under this guaranty until such time as the Lenders have been paid in full, all commitments under this Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under this Agreement. The Company further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes, this Agreement or any other Loan Document or foreclosing its security interest in or Lien on any collateral, if any, securing the Guaranteed Obligations or from exercising any other rights available to it under this Agreement, the Notes, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the Company's obligations hereunder; it being the purpose and intent of the Company that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the Company's obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of a Designated Borrower or by reason of the bankruptcy or insolvency of such Borrower. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this guaranty or acceptance of this guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between the Designated Borrowers and the Company, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.

         SECTION 10.3      MODIFICATIONS.

         The Company agrees that (a) all or any part of the security which hereafter may be held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances which hereafter may be held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) a Designated Borrower and any other party liable for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of the Notes, this Agreement or any other Loan Document may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of a Designated Borrower or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by the Company, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         SECTION 10.4      WAIVER OF RIGHTS.

         The Company expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Lenders and of all Extensions of Credit to a Designated Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any Lien, if any, hereafter securing the Guaranteed Obligations, or the Lenders' subordinating, compromising, discharging or releasing such Liens, if any; (e) all other notices to which the Company might otherwise be entitled in connection with the guaranty evidenced by this Article X; and (f) demand for payment under this guaranty.

         SECTION 10.5      REINSTATEMENT.

         The obligations of the Company under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Company agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         SECTION 10.6      REMEDIES.

         The Company agrees that, as between the Company, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in
Section 11.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.2) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Company.

         SECTION 10.7      LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein, to the extent the obligations of the Company shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the Company hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or



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

state and including, without limitation, the Federal Bankruptcy Code (as now or hereinafter in effect)).


                                   ARTICLE XI

                              DEFAULT AND REMEDIES

         SECTION 11.1      EVENTS OF DEFAULT.

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans and Reimbursement Obligation. Any Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. Any Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of any interest, fees or other amounts owing on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation (other than any Obligation under any Hedging Agreement), and such default shall continue unremedied for three (3) Business Days.

         (c) Misrepresentation. Any representation, warranty or statement made or deemed to be made by any Credit Party or any of its Subsidiaries, if applicable, under this Agreement, any Loan Document or any amendment hereto or thereto or in any certificate delivered to the Administrative Agent or to any Lender pursuant hereto and thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) Default in Performance of Certain Covenants. Any of the Credit Parties shall default in the performance or observance of any covenant or agreement contained in Sections 9.1, 9.2, 9.3 or 9.4 of this Agreement. Any of the Credit Parties shall default in the performance or observance of any covenant or agreement contained in Article IX, other than those contained in Sections 9.1, 9.2, 9.3 or 9.4, and such default shall continue for a period of fifteen (15) days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or written notice thereof has been given to the Borrowers by the Administrative Agent.

         (e) Default in Performance of Other Covenants and Conditions. Any of the Credit Parties or any Subsidiary thereof, if applicable, shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or written notice thereof has been given to the Borrowers by the Administrative Agent.






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         (f) Hedging Agreement. Any termination payments in an amount greater than $5,000,000 shall be due by any Credit Party under any Hedging Agreement and such amount is not paid within thirty (30) Business Days of the due date thereof.

         (g) Debt Cross-Default. Any of the Credit Parties or any of their Subsidiaries shall (i) default in the payment of any Debt (other than Debt under this Agreement, the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $10,000,000, beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than Debt under this Agreement, the Notes or any Reimbursement Obligation), the aggregate outstanding amount of which Debt is in excess of $10,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any such notice having been given and any applicable grace period having expired).

         (h) Change in Control. An event described in clause (i), (ii) or (iii) below shall have occurred: (i) the membership of the Company's Board of Directors changes by more than 50% during any 12-month period, or the number of members on the Company's Board of Directors either increases or decreases by more than 50% during any 12-month period, (ii) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than 33% of the common stock or 33% of the voting power of the Company entitled to vote in the election of members of the board of directors of the Company or (iii) there shall have occurred under any indenture or other instrument evidencing any debt in excess of $10,000,000 any "change in control" (as defined in such indenture or other evidence of debt) obligating the Company to repurchase, redeem or repay all or any part of the debt or capital stock provided for therein (any such event, a "Change in Control").

         (i) Voluntary Bankruptcy Proceeding. Any Credit Party or any Material Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Material Subsidiary thereof in any court of



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competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Material Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (k) Enforcement. A creditor or an encumbrance attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings and assets of any Credit Party or any Material Subsidiary thereof and (if capable of discharge) such possession is not terminated or such attachment or process is not satisfied, removed or discharge within seven (7) days

         (l) Similar Events. Any event occurs or any proceeding is taken with respect to any Credit Party or any Material Subsidiary in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events set forth in Sections 11.1(i), (j) or (k).

         (m) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $5,000,000 in any Fiscal Year shall be entered against any Credit Party or any Subsidiary thereof by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

         (n) Guaranty. At any time after the execution and delivery thereof, the guaranty given by the Company hereunder or any provision thereof shall cease to be in full force or effect as to the Company, or the Company or any Person acting by or on behalf of the Company shall deny or disaffirm the Company's obligations under such guaranty or the Company shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such guaranty.

         (o) ERISA. An event described in each clause (i), (ii) and (iii) below shall have occurred: (i) any Pension Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62 , .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Pension Plan within the following thirty (30) days, any Pension Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Pension Plan, any Pension Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Pension Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Pension Plan or a Foreign Pension Plan has not been timely made, the




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Credit Parties or any of their Subsidiaries or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Pension Plan under
Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Credit Parties or any of their Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Pension Plans or Foreign Pension Plans;
(ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest or a liability or a material risk of such a lien being imposed, such security interest being granted or such liability being incurred, and (iii) such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

         SECTION 11.2      REMEDIES.

         Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Credit
Parties:

         (a) Acceleration: Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (other than any Hedging Agreement) (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than Obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(i), (j), (k) or (1) with respect to the Credit Parties, the Credit Facility shall be automatically terminated and all Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable.

         (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit or cause to be deposited in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement






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Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be promptly returned to the Borrowers.

         (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

         SECTION 11.3      RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC.

         The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Credit Parties, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

         SECTION 12.1      APPOINTMENT.

         Each of the Lenders hereby irrevocably designates and appoints NationsBank as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes NationsBank as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.







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         SECTION 12.2      DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

         SECTION 12.3      EXCULPATORY PROVISIONS.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Credit Party or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Credit Party or any of its Subsidiaries.

         SECTION 12.4      RELIANCE BY THE ADMINISTRATIVE AGENT.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby,




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all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 12.5      NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Credit Parties referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

         SECTION 12.6      NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER
LENDERS.

         Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Credit Parties or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Credit Party or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.






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         SECTION 12.7      INDEMNIFICATION.

         The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to the respective amounts of their Aggregate Revolving Credit Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they result from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 12.8      THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         SECTION 12.9 RESIGNATION OF THE ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENT.

         Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties. Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Credit Parties (so long as no Default or Event of Default has occurred and is continuing), to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders, been approved (so long as no Default or Event of Default has occurred and is continuing) by the Credit Parties or have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Credit Parties (so long as no Default or Event of Default has occurred and is continuing), which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a




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successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         SECTION 12.10     CO-AGENTS.

         No Co-Agent, in its capacity as a co-agent hereunder, shall have any duty or responsibility under this Agreement or any other Loan Document.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1      NOTICES.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Company or any Designated Borrower:

                  Herman Miller, Inc.
                  MS 0110
                  855 East Main Avenue
                  P.O. Box 302
                  Zeeland, MI 49464-0302
                  Attention:  Robert F. Dentzman Jr.
                  Telephone No.: (616) 654-5044
                  Telecopy No.: (616) 654-7221

         If to NationsBank as Administrative Agent:



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                  NationsBank, N.A.,
                    as Administrative Agent
                  101 North Tryon Street
                  Independence Center, 15th Floor
                  NC1-001-15-04
                  Charlotte, North Carolina 28255
                  Attention:  Agency Services
                  Telephone No.: (704) 386-1316
                  Telecopy No.: (704) 386-9923

                  with a copy to:

                  Bank of America
                  Business Services Group
                  100 North Tryon Street
                  Bank of America Center, 17th Floor
                  Charlotte, North Carolina 28255
                  Attention:  Jack Williams
                  Telephone No.: (704) 388-3234
                  Telecopy No.: (704) 388-0960

         If to any Lender:

                  To the Address set forth on Schedule 13.1 hereto

         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Company and the Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

         SECTION 13.2      EXPENSES, INDEMNITY.

         The Borrowers agree to (a) pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation the reasonable out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent, the Arranger or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent actually incurred in connection with the administration of the Credit Facility, (c) pay all reasonable out-of-pocket expenses of the Administrative Agent, the Arranger and each Lender actually incurred in connection with the enforcement of any rights and remedies of the Administrative Agent, the Arranger and the Lenders under the Credit Facility, including, to the extent reasonable under the



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circumstances, consulting with accountants, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent, the Arranger or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (d) defend, indemnify and hold harmless the Administrative Agent, the Arranger and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent, the Arranger or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, the Credit Facility, any other Loan Document, the Loans or the Notes or as a result of the breach of any of the Credit Parties' obligations hereunder, including without limitation reasonable attorney's fees (including the allocated cost of internal counsel), consultant's fees and settlement costs (but excluding any losses, penalties, fines liabilities, settlements, damages, costs and expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as finally determined by a court of competent jurisdiction)).

         SECTION 13.3      SET-OFF.

         In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.10 are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply (including, without limitation, the right to combine currencies) any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the accounts of the respective Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

         SECTION 13.4      GOVERNING LAW.

         This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Michigan, without giving effect to the conflict of law principles thereof.

         SECTION 13.5      CONSENT TO JURISDICTION.

         Each of the parties hereto hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Michigan, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any




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rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each of the parties hereto hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by any other party hereto in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Each Designated Borrower hereby appoints the Company as its agent in the United States for service of process. Nothing in this Section 13.5 shall affect the right of any of the parties hereto to serve legal process in any other manner permitted by Applicable Law or affect the right of any of the parties hereto to bring any action or proceeding against any other party hereto or its properties in the courts of any other jurisdictions.

         SECTION 13.6      WAIVER OF JURY TRIAL.

         THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH CREDIT PARTY HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         SECTION 13.7      REVERSAL OF PAYMENTS.

         To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 13.8      JUDGMENT CURRENCY.

         If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such



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Lender may in accordance with normal banking procedures purchase the Agreement
Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, the Borrowers, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).

         SECTION 13.9      ACCOUNTING MATTERS.

         Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Credit Parties notify the Administrative Agent that the Credit Parties request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Credit Parties that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application there of, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance therewith.

         SECTION 13.10     SUCCESSORS AND ASSIGNS; PARTICIPATIONS;
CONFIDENTIALITY.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Administrative Agent, the Arranger and the Lenders, all future holders of the Notes, and their respective successors and permitted assigns, except that the Credit Parties shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender other than pursuant to Section 9.3.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Borrowers (so long as no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, without the consent of the Borrowers) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it) provided that:

             (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's Aggregate Revolving Credit Commitment and all other rights and obligations under this Agreement;









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             (ii) if less than all of the assigning Lender's Aggregate
         Revolving Credit Commitment or Loans is to be assigned, the Aggregate Revolving Credit Commitment or Loans so assigned shall not be less than $10,000,000;

             (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit H attached hereto (an "Assignment and Acceptance");

             (iv) such assignment shall not, without the consent of the Company, on behalf of itself and the other Credit Parties, require any Borrower, or any Credit Party, to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state;

             (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance (including, but not limited to, an assignment by a Lender to another Lender); provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof; and

             (vi) no consents will be required for assignments where the Eligible Assignee is an Affiliate of the assigning Lender.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least ten (10) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent of the interest assigned in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Arranger and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lenders at any reasonable time and from time to time upon reasonable prior notice.


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         (e) Issuance of New Notes, Etc. Upon its receipt of an Assignment and
Acceptance executed by an assigning Lender and an Eligible Assignee, together with any Note or Notes of such assigning Lender if such Lender is assigning all of its interests hereunder, and any required written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit H:

             (i)      accept such Assignment and Acceptance;

             (ii)     record the information contained therein in the Register;

             (iii) give prompt notice thereof to the Lenders and the Borrowers, on behalf of itself and the other Credit Parties; and

             (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within ten (10) Business Days after receipt of notice, each Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes (if required pursuant to this Section), a new Note to the order of such Eligible Assignee (if it is not already a Lender). Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the original Note or Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower which made such Note.

         (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:

             (i) each such participation shall be in an amount not less than $10,000,000;

             (ii) such Lender's obligations under this Agreement (including, without limitation, its Aggregate Revolving Credit Commitment) shall remain unchanged;

             (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

             (iv) the Credit Parties, the Administrative Agent, the Arranger and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

             (v) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Aggregate Revolving Credit Commitment, reduce the



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amount of any fees to which such participant is entitled, extend any scheduled payment date for principal, interest or fees of any Loan, or release the Company from its guaranty hereunder, except as expressly contemplated hereby or thereby; and

             (vi) any such disposition shall not, without the consent of the Company, on behalf of itself and the other Credit Parties, require the Borrowers or any other Credit Party, to (A) file a registration statement with the Securities and Exchange Commission or apply to or qualify the Revolving Credit Loans or the Revolving Credit Notes under the blue sky law of any state or (B) have additional compensation requirements pursuant to Sections 4.8, 4.10 or 4.11.

         (g) Disclosure of Information; Confidentiality. Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the prior written consent of the Credit Parties,
(h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section by the disclosing party or (B) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Credit Parties or (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information (customarily found in such publications) upon the Credit Parties' prior review and approval, which shall not be unreasonably withheld or delayed. For the purposes of this Section, "Information" means all information received from the Credit Parties or any of their Subsidiaries relating to the Credit Parties or their business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Credit Parties; provided that, in the case of information received from the Credit Parties after the Closing Date (other than certificates or other information specifically required by the terms of this Agreement), such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.




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         SECTION 13.11     AMENDMENTS, WAIVERS AND CONSENTS.

         Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders and any consent may be given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Credit Parties; provided, that no amendment, waiver or consent shall, without the consent of each Lender affected thereby, (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (except as expressly contemplated by Section 2.7 or Section 2.8), (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest or fees on any Loan or Reimbursement Obligation, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation,
(d) reduce the principal amount of any Loan or Reimbursement Obligation, (e) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (f) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Credit Parties' rights and obligations hereunder, (g) release the Company from its guaranty hereunder or (h) amend the provisions of this Section 13.11 or the definition of Required Lenders. In addition, no amendment, waiver or consent to the provisions of (i) Article XII shall be made without the written consent of the Administrative Agent and (ii) Article III shall be made without the written consent of each Issuing Lender.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Federal Bankruptcy Code (as now or hereafter in effect) supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         SECTION 13.12     PERFORMANCE OF DUTIES.

         The Credit Parties' obligations under this Agreement and each of the Loan Documents shall be performed by the Credit Parties at their sole cost and expense.

         SECTION 13.13     ALL POWERS COUPLED WITH INTEREST.

         All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.




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         SECTION 13.14     SEVERAL OBLIGATIONS OF THE BORROWERS.

         The obligations of the Borrowers, as Borrowers, are several and not joint obligations of each of the Borrowers.

         SECTION 13.15 SUBORDINATION OF COMPANY'S CLAIMS AGAINST THE DESIGNATED BORROWERS.

         The Credit Parties hereby agree that any claims of the Company against a Designated Borrower or any rights the Company has to be indemnified by a Designated Borrower shall be subordinate in right of payment to the payment and satisfaction in full of the Obligations to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

         SECTION 13.16     SURVIVAL OF INDEMNITIES.

         Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent, the Arranger and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent, the Arranger and the Lenders against events arising after such termination as well as before, including after the Borrowers' acceptance of the Lenders' commitments for the Credit Facility, notwithstanding any failure of such facility to close.

         SECTION 13.17     TITLES AND CAPTIONS.

         Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 13.18     SEVERABILITY OF PROVISIONS.

         Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.19     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.






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         SECTION 13.20     TERM OF AGREEMENT.

         This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than obligations owing by any Credit Party to any Lender or Affiliate of a Lender or the Administrative Agent under any Hedging Agreement) shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 13.21 INCONSISTENCIES WITH OTHER DOCUMENTS; INDEPENDENT EFFECT OF COVENANTS.

         (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control, provided, that in the event there is a conflict or inconsistency between this Agreement and the letter agreements between the Administrative Agent and the Company dated as of March 10, 1999 (the "Letter Agreements"), which conflict or inconsistency relates solely to a matter affecting (i) the Administrative Agent and/or its Affiliates on one hand and (ii) the Company and/or the Borrowers on the other, the Letter Agreements shall control.

         (b) The Borrowers expressly acknowledge and agree that each covenant contained in Article VIII and Article IX hereof shall be given independent effect.

                           [Signature pages to follow]







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